Exhibit 10.9
EXECUTION COPY

MASTER REPURCHASE AGREEMENT
MERRILL LYNCH MORTGAGE LENDING, INC., as buyer (the “Buyer”) and
NY CREDIT FUNDING II, LLC, as seller (“Seller”), and
NY CREDIT OPERATING PARTNERSHIP LP, as guarantor (“Guarantor”)
Dated June 22, 2007

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Page
24. Binding Effect; Governing Law; Jurisdiction	66

25. No Waivers, Etc.	66

26. Intent	66

27. Disclosure Relating to Certain Federal Protections	67

28. Power of Attorney	68

29. Buyer May Act Through Affiliates	68

30. Indemnification; Obligations; Recourse	68

31. Counterparts	69

32. Confidentiality	69

33. Recording of Communications	70

34. Exit Fee	70

35. Administration Fee	70

36. Periodic Due Diligence Review	70

37. Appointment of Agent	71

38. Authorizations	71

39. Documents Mutually Drafted	71

40. General Interpretive Principles	72

SCHEDULES

Schedule 1 – Representations and Warranties with Respect to Purchased Assets

Schedule 2 – Eligibility Criteria

Schedule 3 – Authorized Representatives

Schedule 4 – Purchase Price Percentages and Pricing Rates

Schedule 5 – CF Sweep Percentage, Capital Call Percentage and Buyer’s Margin Percentage

Schedule 6 – List of Pre-Approved Special Servicers

EXHIBITS

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Exhibit A – Form of Transaction Request

Annex 1 – Purchased Asset Schedule

Annex 2 – Summary Diligence Materials

Exhibit B – Form of Purchase Confirmation

Exhibit C – Form of Closing Data Tape

Exhibit D – Form of Officer’s Compliance Certificate

Exhibit E –Officer’s Certificate of the Seller and Guarantor and Corporate Resolutions of Seller and Guarantor

Exhibit F– Form of Servicer Notice

Exhibit G – Form of Asset File

Exhibit H – Form of Distribution Worksheet

Exhibit I – Form of Servicing Report

Exhibit J – Form of Irrevocable Instruction Letter

Exhibit K – Approved Special Servicers

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     1. Applicability
          From time to time the parties hereto may enter into transactions in which Seller agrees to transfer Purchased Assets to Buyer against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.
     2. Definitions
          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
          “1933 Act” has the meaning set forth in Section 16(l) hereof.
          “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
          “Accepted Servicing Practices” means the procedures that each Servicer follows in the servicing and administration of, and in the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer services and administers, loans similar to the Purchased Assets, and giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers and with a view to the maximization of timely recovery of principal and interest on the Purchased Assets but without regard to:
     (i) any relationship that the Servicer, any subservicer or any Affiliate of the Servicer or any subservicer may have with any borrower or any Affiliate of any Borrower;
     (ii) the Servicer’s or any subservicer’s obligations to make Servicing Advances with respect to the Purchased Assets; or
     (iii) the Servicer’s or any subservicer’s right to receive compensation for its services under any servicing agreement or with respect to any particular transaction.
          “Account” means an account established by a Servicer for the benefit of Buyer, into which all collections and proceeds on or in respect of the Purchased Assets shall be deposited by such Servicer, and which is subject to the Account Agreement.
          “Account Agreement” means that certain Cash Management Account Control Agreement, dated as of the date hereof, among Buyer, Servicer and Bank, as such may be amended from time to time.

          “Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either (and such involuntary proceeding shall not have been dismissed within thirty (30) days of its filing); (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.
          “Additional Collateral” has the meaning specified in Section 6(a) hereof.
          “Adjusted Par Value” shall mean, with respect to any Purchased Asset, an amount determined as (a) the Purchase Price divided by the Purchase Price Percentage (expressed as a decimal) for such Purchased Asset, minus (b) the aggregate amount of all Principal Payments made with respect to such Purchased Asset after the Purchase Date thereof.
          “Administration Fee” means 0%.
          “Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.
          “Agreement” means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.
          “ALTA” means the American Land Title Association or any successor in interest thereto.
          “A Note” means a Mortgage Note that is not subordinate in right of payment to any separate promissory note secured by a direct or beneficial interest in the same property.
          “Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property or Underlying Mortgaged Property, as applicable, such appraisal conducted in accordance with market standards by an appraiser that is a Member of the Appraisal Institute.

          “Asset File” means, the documents specified on Exhibit G, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.
          “Asset Value” means with respect to each Eligible Asset, the applicable Purchase Price Percentage for the related Purchased Asset multiplied by the lesser of (a) the Market Value of such Purchased Asset and (b) the outstanding principal balance of such Purchased Asset.
          Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Asset may be reduced to zero by Buyer if:
     (i) such Purchased Asset ceases to be an Eligible Asset;
     (ii) such Purchased Asset (other than a Purchased Asset that is a Physical Security) has been released from the possession of the Custodian under the Custodial Agreement (other than to a Bailee pursuant to a Bailee Agreement) for a period in excess of 10 calendar days;
     (iii) such Purchased Asset is a Physical Security and has been released from the possession of the Custodian;
     (iv) such Purchased Asset is a Non-Performing Asset;
     (v) the Buyer has determined in its sole discretion that the Purchased Asset is not eligible for sale or securitization (including, but not limited to, a collateral debt obligation) in a transaction consistent with the prevailing sale and securitization industry with respect to substantially similar assets;
     (vi) such Purchased Asset contains a material breach of a representation or warranty made by the Seller in this Agreement or the Custodial Agreement; and
     (vii) such Purchased Asset is a Table Funded Purchased Asset in respect of which the Asset Files have not been delivered to the Custodian within three (3) Business Days following the Purchase Date.
          “Assignment and Acceptance” has the meaning set forth in Section 22 hereof.
          “Assignment of Leases” means, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Underlying Mortgaged Property is located to reflect the assignment of leases.
          “Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.

          “Bailee” means, with respect to each Table Funded Purchased Asset, the related title company or other settlement agent, in each case, approved in writing by the Buyer in its sole discretion.
          “Bailee Agreement” means the Bailee Agreement among the Seller, the Buyer and the Bailee in the form of Exhibit 10 to the Custodial Agreement.
          “Bailee’s Trust Receipt” means a Trust Receipt in the form of Attachment 2 to the Bailee Agreement.
          “Balloon Payment” means, for any Purchased Asset for which the final principal payment is substantially greater than periodic scheduled principal payments due thereunder, the payment due on its maturity date.
          “Bank” means PNC Bank, National Association.
          “Bank Loan” means any senior secured indebtedness or senior unsecured indebtedness (or any participation or similar interest in any such indebtedness) to real estate related companies and as to which the representations and warranties, if applicable, in Schedule 1 hereof are true and correct in all material respects.
          “Bank Loan Governing Agreement” means the agreement or agreements which govern a Bank Loan, which may include without limitation, any loan or credit agreement and any note issued in connection therewith.
          “Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.
          “Basic Mortgage Asset Document” means with respect to (i) any Commercial Mortgage Loan, the original executed Mortgage Note and the original Assignment of Mortgage, (ii) any Mezzanine Loan, the original executed Mezzanine Loan note, the second mortgage and pledge agreement, the original stock certificates or other evidence of the pledged interests (if applicable) and the assignment of the foregoing, (iii) any Junior Interest, the original executed note and (iv) any Bank Loan, the original executed Note (to the extent Notes have been issued under the related Bank Loan Governing Agreement) and the original assignment from Seller to Buyer.
          “Breakage Costs” has the meaning set forth in Section 4(d) hereof.
          “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks, depository institutions or trust companies in the State of New York, or in any state in which the Account or any accounts used by NY Credit Funding II, LLC, NY Credit Advisors LLC or Merrill Lynch Mortgage Lending, Inc. for remittance purposes are located, are authorized or obligation by law, regulation or executive order to remain closed.
          “Buyer” means Merrill Lynch Mortgage Lending, Inc., and any successor or assign hereunder, and with respect to Section 11(e), any participants hereunder.

          “Buyer’s Margin Amount” shall mean, with respect to any Purchased Asset as of any date, the amount obtained by dividing the Repurchase Price (exclusive of Other Price Components) for such Purchased Asset by the applicable Buyer’s Margin Percentage (expressed as a decimal) for such Purchased Asset.
          “Buyer’s Margin Percentage” for any Purchased Asset shall be the Buyer’s Margin Percentage set forth in the Purchase Confirmation for such Purchased Asset, which shall, unless the Buyer and Seller otherwise agree in such Purchase Confirmation, be the Buyer’s Margin Percentage for the Category applicable to such Purchased Asset, as set forth in Schedule 5 attached to this Agreement; provided, that with respect to Mortgage Loans not secured by Underlying Mortgaged Properties that are Retail, Office, Multifamily, Hotels or Motel properties, the Buyer’s Margin Percentage shall be determined by Buyer, in its sole discretion, upon request.
          “Call Deficit” shall mean a Capital Call Deficit or a Margin Call Deficit.
          “Call Support Amount” shall mean, with respect to any Purchased Asset as of any date, an amount (which may be a positive or negative number) equal to the Deficit Cure Amount of such Purchased Asset as of such date minus the Capital Call Amount of such Purchased Asset as of such date.
          “Call Support Condition” shall mean a condition existing if and for so long as the aggregate sum of the Call Support Amounts for all Purchased Assets then included under this Agreement (i.e., exclusive of any Purchased Asset which shall have been repurchased or is at the time of determination being repurchased) is equal to zero or a positive amount.
          “Capital Call” has the meaning specified in Section 6(a) hereof.
          “Capital Call Amount” shall mean, with respect to any Purchased Asset as of any date, the amount obtained by dividing the Repurchase Price (exclusive of Other Price Components) for such Purchased Asset by the applicable Capital Call Percentage for such Purchased Asset.
          “Capital Call Deferral” has the meaning specified in Section 6(b) hereof.
          “Capital Call Deficit” has the meaning specified in Section 6(a) hereof.
          “Capital Call Percentage” for any Purchased Asset shall be the “Capital Call Percentage” set forth in the Purchase Confirmation for such Purchased Asset, which shall, unless the Buyer and Seller otherwise agree in such Purchase Confirmation, be the “Capital Call Percentage” for the Category applicable to such Purchased Asset, as set forth in Schedule 5 attached to this Agreement; provided, that with respect to Mortgage Loans not secured by Underlying Mortgaged Properties that are Retail, Office, Multifamily, Hotels or Motel properties, the Capital Call Percentage shall be determined by Buyer, in its sole discretion, upon request.
          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.
          “Care Facility” means a congregate care facility or assisted living facility, nursing home, hospice, hospital or other healthcare facility.
          “CF Sweep Condition” shall mean, with respect to any Purchased Asset as of any date, a condition that will exist if and for so long as Buyer determines (in its sole discretion, exercised in good faith) that (i) the Repurchase Price (exclusive of Other Price Components) of such Purchased Asset as of such date exceeds (ii) the product obtained by multiplying (A) the Market Value of such Purchased Asset as of such date, by (B) the CF Sweep Percentage (expressed as a decimal) for such Purchased Asset.
          “CF Sweep Percentage” for any Purchased Asset shall be the “CF Sweep Percentage” set forth in the Confirmation for such Purchased Asset, which shall, unless the Buyer and Seller otherwise agree in such Confirmation, be the “CF Sweep Percentage” for the Category applicable to such Purchased Asset, as set forth in Schedule 5 attached to this Agreement; provided, that with respect to Mortgage Loans not secured by Underlying Mortgaged Properties that are Retail, Office, Multifamily, Hotels or Motel properties, the CF Sweep Percentage shall be determined by Buyer, in its sole discretion, upon request.
          “Category” has the meaning specified in Schedule 6 attached hereto.
          “CDO Transaction” means a CDO transaction of the Seller or an Affiliate of the Seller with respect to any of the Purchased Assets for which an Affiliate of the Buyer acts as co-manager or co-lead underwriter.
          “CDO-1 Closing Date” means the closing date of the first of the two CDO Transactions contemplated by the MOU.
          “CDO-2 Closing Date” means the closing date of the second of the two CDO Transactions contemplated by the MOU.
          “Change in Control” means:
(A) any transaction or event as a result of which Guarantor ceases to own, beneficially or of record directly or indirectly, at least 51% of the stock of Seller;
(B) the sale, transfer, or other disposition of all or substantially all of Seller’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction including a CDO Transaction); or
(C) the consummation of a merger or consolidation of the Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of the Guarantor immediately prior to such merger, consolidation or other reorganization.
          “Closing Data Tape” means, with respect to any Transaction as of any Purchase Date, a computer tape or other electronic medium generated by Seller or any of its Affiliates and delivered to Buyer and Custodian, which provides, with respect to each Purchased Asset that is the subject of such Transaction, each of the data fields set forth on Exhibit C attached hereto and the information responsive to each such field, as well as any and all new, modified or updated information with respect to such Purchased Asset that has been provided to Buyer prior to the applicable Purchase Date and as to which the Purchase Price or any other information set forth in the Purchase Confirmation for such Transaction has been based, in each case in a format that has previously been approved by Buyer and is otherwise acceptable to Buyer.
          “CMBS Conduit Securities” means CMBS Securities (A) issued by a single-seller or multi-seller conduit under which the holders of such CMBS Securities have recourse to a specified pool of assets (but not other assets originated by the conduit that support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the CMBS Securities) on the cash flow from a pool of commercial mortgage loans.
          “CMBS Credit Tenant Lease Securities” means CMBS Securities (other than CMBS Large Loan Securities and CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases); provided that such dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of the CMBS Securities such as a financial guaranty insurance policy.
          “CMBS Investment Grade Security” means a CMBS Security with an actual rating of at least “BBB-” by S&P, “Baa3” by Moody’s or “BBB-” by Fitch.
          “CMBS Large Loan Securities” means CMBS Securities (other than CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other asset designed to assure the servicing or timely distribution of proceeds to holders of the CMBS Securities) on the cash flow from a commercial mortgage loan or a small pool of commercial mortgage loans made to finance the acquisition or improvement of real properties.
          “CMBS Security” means an asset-backed security that entitles the holder thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the asset-backed securities) on the cash flow from a pool of commercial mortgage loans).
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collection Period” shall mean with respect to the Price Differential Payment Date in any month, the period beginning on the Cut-off Date in the month preceding the month in which such Price Differential Payment Date occurs (and in connection with the first Price Differential Payment Date, the period beginning on the date of the first purchase under this Agreement and continuing to but excluding the Cut-off Date immediately preceding such Price Differential Payment Date.
          “Commercial Mortgage Loan” means a mortgage loan, or senior interest therein, (a) secured by a first mortgage lien on an Office Building, a Retail property, an Industrial Property, a Self-Storage Property, a Hotel or Motel or other commercial or Multifamily property, (b) with a Loan-to-Value Ratio of 85% or less and (c) as to which the representations and warranties in Schedule 1 hereof are correct in all material respects.
          “Complete Submission” means with respect to any Transaction, the Summary Diligence Materials together with a Preliminary Data Tape.
          “Concentration Limit” means:
          (a) The aggregate outstanding principal balance of all Whole Loans that are Purchased Assets shall be at least 40% of the Expected Portfolio Balance; or
          (b) The aggregate outstanding principal balance of all Junior Interests and Mezzanine Loans that are Purchased Assets shall not exceed, in the aggregate, 60% of the Expected Portfolio Balance; or
          (c) The aggregate outstanding principal balance of all CMBS Securities that are Purchased Assets shall not exceed 0% of the Expected Portfolio Balance; provided, however, that not more than 0% of the aggregate outstanding principal balance of all CMBS Securities that are Purchased Assets consists of non-investment grade CMBS Securities and not more than 0% of the aggregate outstanding principal balance of all CMBS Securities that are Purchased Assets consists of non-investment grade CMBS Securities issued by a single issuer; or
          (d) The aggregate outstanding principal balance of all Bank Loans that are Purchased Assets shall not exceed 0% of the Expected Portfolio Balance; or
          (e) The aggregate outstanding principal balance of all Preferred Equity Securities that are Purchased Assets shall not exceed 0% of the Expected Portfolio Balance; or
          (f) The outstanding principal balance of any single Purchased Asset shall not exceed $50,000,000 (unless such Purchased Asset is purchased from an Affiliate of the Buyer); or
          (g) No more than four Purchased Assets shall each have an outstanding principal balance of more than $35,000,000; or
          (h) The LTV of any single Purchased Asset shall not exceed 85%; or
          (i) The weighted average LTV of all Purchased Assets shall not exceed 80%; or

          (j) The weighted average DSCR of all Purchased Assets that are Commercial Mortgage Loans shall not be less than 1.30:1; or
          (k) The weighted average DSCR of all Purchased Assets that are Junior Interests shall not be less than 1.10:1; or
          (l) The weighted average DSCR of all Purchased Assets that are Mezzanine Loans shall not be less than 1.05:1.
          “Condo Conversion” means a Multifamily which is secured by a Mortgaged Property that is in the process of being converted to and/or sold as condominium units in a condominium project.
          “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of the Consolidated Total Indebtedness to the sum of Consolidated Net Worth of Guarantor plus Unfunded Capital Commitments. For example, if the Consolidated Total Indebtedness of Guarantor on any date is $20,000,000, and the Consolidated Net Worth of Guarantor as of such date is $5,000,000, the Consolidated Leverage Ratio is 4:1.
          “Consolidated Total Indebtedness” means, as of any date of determination, all Indebtedness of Guarantor and its subsidiaries (including Seller) outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items.
          “Consolidated Net Worth” means, as of any date of determination, the aggregate fair market value of the assets of the Guarantor and its subsidiaries (including Seller) minus the aggregate full face amount of all liabilities and contingent liabilities of the Guarantor and its subsidiaries (including Seller) as of such date, determined in accordance with GAAP, after eliminating intercompany items.
          “Credit Loss” shall mean with respect to any Purchased Asset, (1) any realized loss with respect to such Purchased Asset (including any loss to Buyer as a result of the sale or liquidation of a Purchased Asset for an amount that is less than the Repurchase Price for such Purchased Asset), (2) any reduction in the DSCR (after giving effect to any reserves) for the real property securing directly such Purchased Asset (including for purposes of this calculation, such loan and any loan junior to, pari passu with or senior to such loan and secured, directly or indirectly, by the related property) by 0.10%, or (3) any loss in value of such Purchased Asset as determined by Buyer in its reasonable business discretion, exercised in good faith.
          “Credit Risk Interest” means any Purchased Asset that, in the Buyer’s reasonable business judgment, has a significant risk of declining in credit quality or, with a lapse of time, becoming an Impaired Interest.
          “Custodial Agreement” means the custodial agreement dated as of the date hereof, among Seller, Buyer and Custodian as the same may be amended from time to time.
          “Custodial Delivery Letter” means the notice from Seller which can be in electronic form indicating that Seller is delivering an Asset File to the Custodian.

          “Custodian” means LaSalle Bank National Association, or such other party specified by Buyer and agreed to by Seller, which approval shall not be unreasonably withheld.
          “Cut-off Date” means the second Business Day preceding each Price Differential Payment Date.
          “Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
          “Deficit Cure Amount” shall mean, with respect any Purchased Asset as of any date, the amount (expressed in dollars) obtained by dividing (i) the Repurchase Price (exclusive of Other Price Components) of such Purchased Asset as of such date by (ii) the Purchase Price Percentage for such Purchased Asset. With respect to any Purchased Asset that is the subject of a Credit Loss, if such Purchased Asset has been sold or liquidated the Deficit Cure Amount for such Purchased Asset will be equal to the outstanding Credit Loss.
          “Distribution Worksheet” means a worksheet setting forth the amounts and recipients of remittances to be made on the Price Differential Payment Date, substantially in the form of Exhibit H.
          “Dollars” and “$” means dollars in lawful currency of the United States of America.
          “DSCR” for any Purchased Asset or proposed Purchased Asset shall be the ratio (expressed as a decimal, followed by an “x”) of (A) the underwritten “as is” annualized net cash flow (based on the period of 12 consecutive complete calendar months preceding such date (or, if such Purchased Asset was originated less than 12 months from the date of determination, the number of months from the date of origination) generated by the real property or properties that directly or indirectly secure such Purchased Asset, as determined by Buyer in its sole discretion, exercised in good faith (which shall include consideration of interest reserves as a source of debt service payments to the extent such reserves are funded as of the date of purchase of such Purchased Asset hereunder), to (B) the annualized debt service or preferred return (as determined below) for the Purchased Asset plus the annualized debt service or preferred return (as determined below) for any and all senior and pari passu debt directly or indirectly secured by the real property or properties that collateralize such Purchased Asset. The “debt service” for the Purchased Asset, senior and pari passu debt, as applicable, or, in the case of a Preferred Equity Security, the “preferred return,” for purposes of the calculation in clause (B) shall be, with respect to each such debt or preferred return, as applicable, the greater of (1) the annualized debt service for such debt or annualized preferred return, as applicable, based upon the actual interest rate and amortization for such debt or preferred return (provided that if the interest rate is determined by reference to a variable rate, the Buyer shall in its sole discretion, exercised in good faith, select an appropriate rate as the assumed rate to be used to calculate the Combined DSCR, which shall not be less than the rate that would apply assuming that the LIBOR or other base variable rate used under the related loan documents or organizational documents, as applicable, to determine the interest rate of the debt or preferred return equals the “strike price” of any interest rate cap required and in place under the terms of the related loan documents or organizational documents, as applicable, or if no interest rate cap is required or in place, the

“strike rate” determined by Buyer in its sole discretion, exercised in good faith), and (2) the debt service or preferred return, as applicable, due at a stabilized debt service or preferred return constant, in each case as determined by Buyer in its sole discretion, exercised in good faith. The foregoing elements of DSCR may be adjusted by the Buyer in its discretion.
          “Due Diligence Costs” has the meaning specified in Section 36 hereof.
          “Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.
          “Eligibility Criteria” has the meaning specified on Schedule 2 hereof.
          “Eligible Asset” means any Whole Loan, CMBS Security, Mezzanine Loan, Real Estate CDO Security, Preferred Equity Security, Table Funded Purchased Asset, Bank Loan or Junior Interest that, in each case, (i) is acceptable to Buyer in its sole discretion, (ii) conforms in all material respects with the applicable representations and warranties on Schedule 1, (iii) satisfies the Eligibility Criteria set forth on Schedule 2 and (iv) does not cause the Seller to be in violation of the Concentration Limit.
          “Environmental Law” means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
          “Equity Security” means any security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal acquired by the Buyer as a result of the exercise or conversion of Purchased Assets, in conjunction with the purchase of Purchased Assets or in exchange for a Purchased Asset.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.
          “Event of Default” has the meaning specified in Section 15 hereof.

          “Excess Cash Flow Sufficiency Condition” has the meaning specified in Section 6(b) hereof.
          “Expected Portfolio Balance” shall mean $300,000,000.
          “Exit Fee” means, with respect to any Purchased Asset, an amount equal to the product of (x) 0.90% and (y) the Outstanding Purchase Price with respect to the related Purchased Asset.
          “Extended Commitment Expiration Date” has the meaning specified in Section 3(f) hereof.
          “Fannie Mae” means Fannie Mae, the government sponsored enterprise formerly known as the Federal National Mortgage Association.
          “FDIA” has the meaning set forth in Section 26(c) hereof.
          “FDICIA” has the meaning set forth in Section 26(d) hereof.
          “Fitch” means Fitch Ratings, Inc., or any successor thereto.
          “Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.
          “Future Advance Loan” means any Whole Loan acquired by the Buyer (referred to as the “Funded Loan”) with respect to which, at the time of such acquisition and for so long as the Buyer owns such Loan, there is outstanding another loan to the same borrower that was made by the maker of the Funded Loan (the “Future Funding Commitment”) if with respect to the Future Funding Commitment both (i) either it (A) is secured by the same mortgage or deed of trust on the same mortgaged property as the Funded Loan or (B) if the Funded Loan is a participation interest in a Mezzanine Loan, is secured by the same pledged collateral, and (ii) there exists a continuing obligation on the part of the holder of the Future Funding Commitment after its origination date to provide additional funding to the borrower under the Future Funding Commitment, upon the terms and conditions of the underlying loan documents for the Future Funding Commitment.
          “Future Funding Commitment” shall have the meaning assigned to such term in the definition of the term “Future Advance Loan.”
          “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
          “Governing Agreement” means the agreement or agreements which govern the issuance and the payment of the Securities including without limitation a private placement memorandum or a prospectus.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over the Seller, each Servicer, the Guarantor or the Buyer, as applicable.
          “Ground Lease” means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee’s interest which is held by the Mortgagor of the related Mortgage Loan.
          “Ground Lessee” means the ground lessee under a Ground Lease.
          “Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
          “Guarantor” means NY Credit Operating Partnership LP, in its capacity as guarantor under the Guaranty.
          “Guaranty” means the guaranty of the Guarantor dated as of the date hereof as the same may be amended from time to time.
          “Hotel” or “Motel” means a real estate development owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes a full operational hotel or motel which is part of a national or regional chain or franchise (determined by the Buyer in its sole good faith discretion), including all land, amenities and improvements, with individual rooms principally for short-term rental to tenants occupying same.
          “Impaired Asset” is a Purchased Asset as to which (i)(a) the issuer thereof has defaulted in the payment of principal or interest and which default has continued beyond any applicable grace or notice period or (b) pursuant to the Underlying Instruments, there has occurred any default or event of default which entitles the holders of such Purchased Asset, with notice or lapse of time or both, to accelerate the maturity (whether by mandatory prepayment, mandatory redemption or otherwise) of all or a portion of the principal amount of such Purchased Asset and (x) in the case of a default or event of default consisting of a failure of the obligor on such Purchased Asset to make required interest payments, such Purchased Asset has not resumed current cash payments of interest (whether or not any waiver or restructuring has been effected), or (y) in the case of any other default or event of default, such default or event of default is continuing, or (ii) the aggregate par amount of the entire class of such Purchased Asset and all other securities secured by the same collateral that rank senior in priority of payment to such class exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such issue (excluding defaulted collateral).
          “Income” means with respect to any Purchased Asset at any time until repurchased by the Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.
          “Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations to pay rent or other amounts under a lease of property; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.
          “Indemnified Party” has the meaning set forth in Section 30(a) hereof.
          “Industrial Property” means a property owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes a full operational property, held partially or principally for lease to commercial tenants in connection with manufacturing.
          “Ineligible Asset” means a Purchased Asset that does not satisfy the Eligibility Criteria, the representations and warranties set forth on Schedule 1 hereto or the eligibility criteria expected to be set forth in the indenture to be entered into in connection with a CDO Transaction, as determined by Buyer.
          “Initial Commitment Expiration Date” means the earlier of CDO-1 Closing Date or January 15, 2008.
          “Interest Only Security” means any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated principal amount.
          “Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Assets, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and a party reasonably acceptable to Buyer in its sole discretion, which agreement is reasonably acceptable to Buyer in its sole discretion.
          “Irrevocable Instruction Letter” means an instruction letter in the form of Exhibit J hereto pursuant to which the Seller has directed the related paying agent with respect to the applicable Purchased Asset to remit all amounts on account of such Purchased Asset directly to the Account set forth in such letter.
          “Issuer” means the related borrower with respect to any Bank Loan.
          “Junior Interest” means (a) a junior “B” participation interest or certificate in a Commercial Mortgage Loan or Mezzanine Loan or (b) a “B note” in an A/B structure of a Commercial Mortgage Loan or Mezzanine Loan, in each case with a Loan-to-Value Ratio of 85% or less and as to which the representations and warranties in Schedule 1(a) (with respect to a Junior Interest relating to a Commercial Mortgage Loan), Schedule 1(b) and Schedule 1(c) (with respect to a Junior Interest relating to a Mezzanine Loan) hereof are correct in all material respects.
          “LIBOR Period” means, with respect to each Price Differential Payment Date, the period from and including the immediately preceding Price Differential Payment Date (or, with respect to the first LIBOR Period for the Transaction, from and including the Purchase Date) to but excluding such Price Differential Payment Date, unless otherwise agreed to by the Buyer and the Seller in writing.
          “LIBOR” means, with respect to each day during the applicable LIBOR Period, the rate per annum equal to the one month London Inter-Bank Offered Rate for United States Dollar deposits as reported on the display designated as “BBAM” “Page 1229a” on Bloomberg (or such other display as may replace “BBAM” “Page 1229a” on Bloomberg), as of 8:00 a.m., New York City time, on the date two (2) Business Days prior to the commencement of such LIBOR Period, and if such rate shall not be so quoted, or if the related LIBOR Period shall be less than one month, the rate per annum at which the Buyer or its Affiliate is offered dollar deposits at or about 8:00 a.m., New York City time, on the date two (2) Business Days prior to the commencement of the such LIBOR Period, by prime banks in the interbank Eurodollar market where the Eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period corresponding to that set forth above or such other period as agreed upon in writing by the Buyer and the Seller and in an amount comparable to the amount of the Transactions outstanding on such day.
          “Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
          “Liquid Assets” of a Person means any of the following, but only to the extent owned directly by such Person and only to the extent the same are free of all security interests, liens and other charges or encumbrances: (k) cash and (ii) “Permitted Investments” maintained in one or more Accounts; provided that the same may be liquidated to cash at such Person’s discretion not more than two Business Days after such direction.

          “Liquid Net Worth” of any Person means (i) the aggregate fair market value (as estimated by Buyer in good faith) of any Liquid Assets of such Person, minus (ii) the aggregate full face amount of all current liabilities and current contingent liabilities of such Person determined in accordance with GAAP.
          “Loan Security Agreement” means as to any Purchased Asset, any contract, instrument or other document related to security for repayment thereof (other than in the case of a Mortgage Loan, the related Mortgage and Mortgage Note), executed by the obligor and/or others in connection with such Mortgage Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.
          “Loan-to-Value Ratio” or “LTV” means with respect to any Eligible Asset, the ratio of the current outstanding principal amount of the Eligible Asset plus the current outstanding principal amount of all senior and pari passu debt directly or indirectly secured by the real property or properties that collateralize such Eligible Asset to the lesser of (a) the “as-is” Appraised Value of the Mortgaged Property or Underlying Mortgaged Property at origination or (b) if the Mortgaged Property or Underlying Mortgaged Property was purchased within 12 months of the origination of the Eligible Asset, the purchase price of the Mortgaged Property or Underlying Mortgaged Property.
          “Margin Call” has the meaning specified in Section 6(a) hereof.
          “Margin Call Deficit” has the meaning specified in Section 6(a) hereof.
          “Market Value” means, with respect to any Purchased Asset as of any relevant date, the fair market value for such Purchased Asset on such date, taking into account in connection with any fixed rate Purchased Asset the affect on value (positive or negative) of any Interest Rate Protection Agreements entered into by Seller with respect to such Purchased Asset that have been (and shall be on the Purchase Date) pledged to Buyer pursuant to documentation and deliveries reasonably satisfactory to Buyer, as such fair market value is determined by Buyer in its sole discretion, exercised in good faith, provided, that notwithstanding anything herein to the contrary, the Market Value of a Purchased Asset, as of any date of determination shall in no event exceed the lesser of (i) the price paid by Seller at the time the Purchased Asset is acquired by Seller, less any reduction in the principal of the Purchased Asset occurring after such Purchased Asset is acquired by Seller, and (ii) the outstanding principal balance of such Purchased Asset as of the date Market Value is determined. The Market Value of all Purchased Assets shall be determined by Buyer in its sole discretion, exercised in good faith, on each Business Day during the term of this Agreement, or less frequently from time to time if Buyer elects in its sole discretion.
          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, operations or financial condition of the Seller or Guarantor that constitutes a material impairment of the Seller’s or Guarantor’s ability to perform its obligations under any Program Agreement or (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller, Guarantor or any Affiliate that is a party to any Program Agreement.
          “Maximum Aggregate Purchase Price” means $300,000,000.
          “Mezzanine Loan” means a loan (a)(i) secured by a second mortgage lien on commercial real property to an entity that directly owns such commercial real property or (ii) to an entity owning an interest in a special purpose entity that directly owns commercial real properties, and such loan is secured by a pledge of excess cash flow after first mortgage debt service or equity interests in the owner of such commercial real property, (b) with a Loan-to-Value Ratio of 85% or less and (c) as to which the representations and warranties in Schedule 1(c) hereof are correct in all material respects.
          “Minimum Liquid Net Worth Amount” means $5,000,000.
          “Minimum Net Worth Amount” means $50,000,000.
          “Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.
          “Mortgage” means, with respect to each Mortgage Loan, each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.
          “Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
          “Mortgage Loan” means a Commercial Mortgage Loan or a Junior Interest in a Commercial Mortgage Loan.
          “Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
          “Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.
          “Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
          “MOU” means the memorandum of understanding, dated as of March 28, 2007, entered into among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and New York Credit Advisors (“MOU”).
          “Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

          “Multifamily” means a Commercial Mortgage Loan secured by a first mortgage lien on a five-or-more family residential property, as to which the representations and warranties in Schedule 1 hereof are correct in all material respects.
          “Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).
          “Non-Excluded Taxes” shall have the meaning set forth in Section 11(e)(i) hereof.
          “Non-Performing Asset” means (i) any Eligible Asset for which any payment of principal or interest is more than twenty-nine (29) days past due, (ii) any Eligible Asset with respect to which the related obligor is in bankruptcy or (iii) any Eligible Asset (other than Securities) with respect to which the related Mortgaged Property is in foreclosure.
          “Notice Date” has the meaning given to it in Section 3(b) hereof.
          “Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.
          “OFAC” has the meaning set forth in Section 13(a)(24) hereof.
          “Office Building” means a building owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes a full operational office building, including all land, amenities and improvements, with individual office space held principally for lease to commercial tenants and not principally for lease to recreational or residential tenants.
          “Other Price Components” means, with respect to the Repurchase Price of a Purchased Asset, has the meaning set forth in the definition of Repurchase Price.
          “Other Taxes” shall have the meaning set forth in Section 11(e)(ii) hereof.
          “Outstanding Purchase Price” means, with respect to any Purchased Asset as of any date of determination, an amount equal to the Purchase Price of such Purchased Asset, less any amounts paid by Seller to Buyer on or prior to the date of such determination on account of the Repurchase Price for such Purchased Asset.

          “Permitted Investments” means any one or more of the following obligations or securities having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:
          (a) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof; provided that such obligations are backed by the full faith and credit of the United States of America;
          (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by any rating agency as an investment of funds backing securities rated at least “AA” (or such comparable rating);
          (c) demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have one of the two highest rating available for such securities by any rating agency;
          (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt rating available for such securities by any rating agency; and
          (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance hereof) that is rated by any rating agency in highest short-term unsecured rating category at the time of such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by any such rating agency in one of its two highest short-term unsecured rating category and its highest long-term unsecured rating category.
provided, however, that no instrument shall be a Permitted Investment if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than three hundred sixty-five (365) days from the date of acquisition thereof. If an obligation is rated by S&P, then such obligation must be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change or, if rated, the obligation should not have an “r” highlighter affixed to its rating, and interest thereon may either be fixed or variable and should be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index.

          “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “Physical Security” means a Security issued in definitive form that are not registered on a Relevant System.
          “Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
          “Preferred Equity Securities” means securities providing for regular payments of dividends or other distributions, representing equity interests in an entity (including, without limitation, a partnership or a limited liability company) that is a borrower under a mortgage loan secured by commercial properties (or in an entity operating or controlling, directly or through affiliates, such commercial properties).
          “Preliminary Data Tape” means a preliminary version of the Closing Data Tape, which shall be attached to the Summary Diligence Materials as part of the Complete Submission.
          “Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Outstanding Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the preceding Price Differential Payment Date (or in the case of the first Price Differential Payment Date, commencing on the first Purchase Date) and ending on (but excluding) the Price Differential Payment Date (or Repurchase Date, if applicable).
          “Price Differential Payment Date” means the 25th day of the month; provided, that the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.
          “Pricing Rate” means LIBOR plus the rates, and subject to the changes and increases, set forth on Schedule 4 hereto; to be based on the Asset Value and the as-is DSCR of such Purchased Asset, as determined by the Buyer in its sole discretion provided, that with respect to Mortgage Loans not secured by Underlying Mortgaged Properties that are Retail, Office, Multifamily, Hotels or Motel properties, the Pricing Rate shall be determined by Buyer, in its sole discretion, upon request.
          “Principal Only Security” means any security (other than a Step-Up Security) that does not provide for payment of interest or provides that all payments of interest will be deferred until the final maturity thereof.
          “Principal Prepayment” means, for any Purchased Asset, (i) any amount applied to reduce the principal or other invested amount of such Purchased Asset, including any scheduled principal payment, including (i) principal prepayments from any source and of any nature whatsoever, (ii) net insurance or net condemnation proceeds, to the extent applied to reduce the principal amount of the related Purchased Asset, and (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying real property or interest relating to such Purchased Asset to the extent applied to reduce the principal amount or the invested amount of the related Purchased Asset.
          “Principal Payment” shall mean, with respect to any Purchased Asset, any payment of all or any part of any principal and any proceeds of redemption received by the Servicer in respect thereof, including any Principal Prepayment.
          “Program Agreements” means, collectively, the Servicing Agreement, the Servicer Notices, the Custodial Agreement, this Agreement, the Guaranty, each Account Agreement and all executed Purchase Confirmations.
          “Prohibited Person” has the meaning set forth in Section 13(a)(24) hereof.
          “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
          “Purchase Confirmation” means a confirmation of a Transaction, in the form attached as Exhibit B hereto.
          “Purchase Date” means the date on which Purchased Assets are to be transferred by Seller to Buyer.
          “Purchase Price” with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date. The Purchase Price as of any Purchase Date for any Purchased Asset shall be set forth in the Purchase Confirmation for the Transaction for the purchase of such Purchased Asset, which shall, unless the Buyer and Seller otherwise agree in such Purchase Confirmation, be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the lesser of (A) the acquisition cost of such Purchased Asset, (B) the purchase price paid by Seller for such Purchased Asset, (C) the Market Value of such Purchased Asset or (D) the unpaid principal amount of the Purchased Asset, by (ii) the Purchase Price Percentage for such Purchased Asset, as set forth in the Purchase Confirmation for the Transaction.
          “Purchase Price Percentage” for any Purchased Asset shall be the “Purchase Price Percentage” set forth in the Purchase Confirmation for such Purchased Asset, which shall, unless the Buyer and Seller otherwise agree in such Purchase Confirmation, be the “Purchase Price Percentage” for the Category applicable to such Purchased Asset, as set forth in Schedule 4 attached to this Agreement.
          “Purchased Asset Schedule” means with respect to any Transaction as of any date, a schedule in the form of Annex 1 to Exhibit A attached hereto. The Purchased Asset Schedule shall be attached to each Trust Receipt and Custodial Delivery Letter.
          “Purchased Assets” means the collective reference to Eligible Assets, together with the Repurchase Assets related to such Eligible Assets transferred by Seller to Buyer in a

Transaction hereunder, listed on the related Closing Data Tape attached to the related Transaction Request.
          “Rated” means the rating of an Eligible Asset by a Rating Agency.
          “Rating Agency” means any of S&P, Moody’s or Fitch.
          “Rating Margin Call” has the meaning specified in Section 6(c) hereof.
          “Real Estate CDO Securities” means securities that entitle the holders thereof to receive payments that depend on the cash flow from or the credit exposure to a portfolio consisting primarily of (i) REIT Debt Securities, (ii) CMBS Securities, (iii) Real Estate Interests or (iv) a combination of the foregoing; provided that such dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of the Real Estate CDO Securities such as a financial guaranty insurance policy.
          “Real Estate Interests” means interests (other than REIT Debt Securities and CMBS Securities but including Tenant Lease Loan Interests) that entitle the holders thereof to receive payments that depend primarily on the cash flow from or sale proceeds of mortgage loans on commercial and multifamily properties, including senior and junior mortgage loans, Mortgage Loans, participation interests in mortgage loans on commercial and multifamily properties, including subordinate interests (“Subordinate Loan Interests”), Mezzanine Loans, mortgage loans secured by mortgages on commercial real estate properties that are subject to a lease to a single tenant (“Credit Lease Loans”) and Tenant Lease Loan Interests.
          “REIT Debt Securities” means securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Assets) of a portfolio of real property interests.
          “Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the Seller, the Guarantor, a Servicer or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Purchased Asset and any other instruments necessary to document or service a Mortgage Loan.
          “Relevant System” means (a) The Depository Trust Corporation in New York, New York, or (b) such other applicable clearing organization or book-entry system located in the United States, in either case based upon the system pursuant to which the related Purchased Assets may be held in book-entry form.
          “Reporting Date” means the date each month that is the Price Differential Payment Date.
          “Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.

          “Repurchase Date” shall mean the Termination Date, or such earlier date as determined by the Buyer pursuant to Section 16(a) herein, except that in the event that the Seller completes a CDO Transaction and prior the CDO-1 Closing Date the Buyer and Seller mutually agree not to enter into an engagement letter for Transaction 2 (as defined in the MOU) the Repurchase Date shall be the date that is 60 days after the pricing date for the CDO Transaction.
          “Repurchase Price” shall mean, with respect to any Purchased Asset as of any date, the price at which such Purchased Asset is to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of (a) the Purchase Price of such Purchased Asset, less any amounts paid by Seller to Buyer, or Income received by Buyer from the Servicer pursuant to Section 7 hereof, on or prior to the date of such determination on account of the Repurchase Price for such Purchased Asset (other than amounts applied to the components of the Repurchase Price set forth in the following clauses (b), (c) and (d) of this definition (collectively, the “Other Price Components”), (b) the accrued and unpaid Price Differential with respect to such Purchased Asset as of the date of such determination, (c) the Exit Fee, if any, payable with respect to the Purchased Asset, and (d) all other amounts due and owing to Buyer under this Agreement and the Transaction Documents, provided that if such other amounts are not payable at the time of a repurchase of a Purchased Asset the same shall not be included in the Repurchase Price of such Purchased Asset.
          “Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.
          “Retail” means a property owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes a full operational retail store, held principally for lease to a commercial retail tenant within a shopping center or mall and not principally for lease to recreational or residential tenants.
          “S&P” means Standard & Poor’s Ratings Services, or any successor thereto.
          “SEC” means the Securities and Exchange Commission, or any successor thereto.
          “Section 7 Certificate” shall have the meaning specified in Section 11(e)(v) hereof.
          “Security” means a CMBS Security or Real Estate CDO Security as to which the representations and warranties in Schedule 1 hereof are correct in all material respects.
          “Self-Storage Properties” means self storage facilities and other similar real property interests used in one or more similar businesses;
          “Seller” means NY Credit Funding II, LLC or its permitted successors and assigns.

          “Servicer” means any servicer of all or a portion of the Purchased Assets, including, if applicable, the Seller or an Affiliate thereof.
          “Servicer Notice” means the notice acknowledged by each Servicer substantially in the form of Exhibit F hereto.
          “Servicing Agreement” has the meaning set forth in Section 12(c) hereof.
          “Servicing Report” means a report remitted by each Servicer monthly, substantially in the form of Exhibit I hereto.
          “SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.
          “Special Servicer” means (i) any of the entities listed on Schedule 6 pre-approved to perform Special Services with respect to a Purchased Asset for so long as such entities are on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer or (ii) an entity engaged to perform Special Services as mutually agreed upon by the Buyer and Seller.
          “Special Services” means services relating to property or collateral inspections (except as otherwise provided in a Servicing Agreement), lease approvals, modification, waivers or amendments of Underlying Instruments, maintaining or releasing liens on any collateral securing a loan other than Underlying Mortgaged Properties and related collateral, waivers of due-on-sale or due-on-encumbrance clauses, work-outs or debt restructuring, assumptions or substitutions, foreclosure or accepting deeds or conveyances in lieu thereof, asset management, disposition or other similar activities of or with respect to any Purchased Asset or related Underlying Mortgaged Property or other collateral.
          “Statement Date” has the meaning set forth in Section 13(a)(5) hereof.
          “Step-Down Bond” means a security which by the terms of the related Underlying Instruments provides for a decrease, in the case of a fixed rate security, in the per annum interest rate on such security or, in the case of a floating rate security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that, for purposes of measuring compliance with the Concentration Limit, the interest rate or spread, as applicable, associated with any Step-Down Bond included in the Purchased Assets will be the lowest possible applicable interest rate or spread, as applicable, as set forth in the related Underlying Instruments; provided, further, that the term Step-Down Bond will not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the Buyer or any Whole Loan.
          “Step-Up Security” means a security with a current interest rate of zero percent per annum at the time of purchase but which increases to predetermined levels on specific dates; provided that the term Step-Up Security will not include any Whole Loan.
          “Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
          “Summary Diligence Materials” means the items described on Annex 2 to Exhibit A hereto for each Eligible Asset proposed to be sold to Buyer in accordance with, and subject to the terms and conditions of, this Agreement.
          “Table Funded Purchased Asset” means a Purchased Asset which is sold to the Buyer (and held by a Bailee pursuant to a Bailee Agreement) simultaneously with the origination or acquisition thereof, which origination or acquisition, pursuant to the Seller’s request, is financed with the Purchase Price and paid directly to a title company or other settlement agent, in each case, approved in writing by the Buyer in its sole discretion, for disbursement to the parties entitled thereto in connection with such origination or acquisition. A Purchased Asset shall cease to be a Table Funded Purchased Asset after the Custodian has delivered a Trust Receipt to the Buyer certifying its receipt of the Asset File therefor.
          “Table Funded Trust Receipt” means a Trust Receipt in the form of Exhibit 9 to the Custodial Agreement.
          “Target Price” shall mean, with respect to any Purchased Asset as of any date, the amount (expressed in dollars) obtained by multiplying (i) the lesser of the Adjusted Par Value or Market Value of such Purchased Asset as of such date by (ii) the Purchase Price Percentage for such Purchased Asset, as specified in the related Purchase Confirmation.
          “Taxes” shall have the meaning set forth in Section 11(e)(i) hereof.
          “Termination Date” means the Initial Commitment Expiration Date, subject to extension as provided in Section 3(f) of this agreement.
          “Third Party Servicer” means any servicer of the Purchased Assets or a portion thereof, if such Servicer is not the Seller or an Affiliate thereof.
          “Title Policy” means an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) lender’s title insurance policy.
          “Transaction” has the meaning set forth in Section 1 hereof.
          “Transaction Request” means a request from Seller to Buyer, in the form attached as Exhibit A hereto, to enter into a Transaction.
          “Trust Receipt” shall have the meaning set forth in the Custodial Agreement.
          “Underlying Instrument” means the trust deed, indenture, pooling and servicing agreement or other agreement pursuant to which a Purchased Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which holders of such Asset are the beneficiaries.
          “Underlying Mortgage Loan” means, with respect to any Junior Interest, CMBS Security, Real Estate CDO Security or Mezzanine Loan, a mortgage loan made in respect of the related Underlying Mortgaged Property.
          “Underlying Mortgaged Property” means in the case of any:
          (a) Commercial Mortgage Loan, the Mortgaged Property securing such Commercial Mortgage Loan;
          (b) Junior Interest, the Mortgaged Property securing the Mortgage Loan in which such Junior Interest represents a junior participation (if the Junior Interest is of the type described in clause (a) of the definition thereof) or the Mortgaged Property securing such Junior Interest (if the Junior Interest is of the type described in clause (b) of the definition thereof);
          (c) Mezzanine Loan, the Mortgaged Property that is owned by the Person the Capital Stock of which is pledged as collateral security for such Mezzanine Loan;
          (d) CMBS Security, the Mortgaged Property securing the Underlying Mortgage Loans related to such security; and
          (e) Real Estate CDO Security, the Mortgaged Property securing the Underlying Mortgage Loans related to such security.
          “Underlying Transaction” means the transaction entered into by the Issuer pursuant to which the Bank Loan was issued.
          “Unfunded Capital Commitments” means, as of any date of determination, all committed and undrawn capital of the of the investors of the Guarantor.
          “Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
          “Whole Loan” means a whole Commercial Mortgage Loan or a senior interest (including, without limitation, an A Note) therein.
     3. Program; Initiation of Transactions
a. From time to time, in the sole discretion of Buyer, Buyer may purchase from Seller certain Eligible Assets that have been purchased by Seller. The aggregate Purchase Price of Purchased Assets subject to outstanding Transactions plus the aggregate amount of Future Funding Commitments with respect to all Purchased Assets shall not exceed the Maximum Aggregate Purchase Price.

b. With respect to each Transaction Seller shall give Buyer and Custodian at least five (5) Business Days’ prior notice of any proposed Purchase Date (the date on which such notice is given, the “Notice Date”). On the Notice Date, Seller shall (i) request that Buyer enter into a Transaction by furnishing to Buyer a Transaction Request accompanied by a Complete Submission and (ii) deliver to Buyer and Custodian a proposed Purchased Asset Schedule. In the event the Purchased Asset Schedule provided by Seller contains erroneous computer data, Buyer shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data. The Seller shall hold Buyer harmless for such correction.
c. Following receipt of a Transaction Request and a Complete Submission, Buyer shall, as hereinafter provided, inform Seller of its election to purchase any Eligible Assets proposed to be sold to Buyer by Seller hereunder. Buyer shall have the right to review all Eligible Assets proposed to be sold to Buyer and conduct its own due diligence investigation of such Eligible Assets as Buyer determines. Buyer shall conduct its diligence review within the following time frame beginning on the Business Day following receipt of the Complete Submission: in the case of a proposed Transaction of (i) up to five (5) Eligible Assets, ten (10) Business Days; (ii) more than five (5) but no more than twenty-five (25) Eligible Assets, twenty (20) Business Days, and (iii) more than twenty-five (25) Eligible Assets, a time frame to be mutually agreed upon by Buyer and Seller. If, with respect to any Eligible Asset, Buyer does not respond to Seller within the time frames specified in the preceding sentence, Buyer shall be deemed to have elected not to purchase such Eligible Asset. Upon completion of its review, Buyer shall in its sole discretion determine whether to purchase such Eligible Assets and consistent with this Agreement, specify the terms for such proposed Transaction, including the Purchase Price, Purchase Price Percentage, the Asset Value, the Pricing Rate, and the Repurchase Date for such Transaction. The terms thereof shall be set forth in the Purchase Confirmation to be delivered to Seller on or prior to the Purchase Date, subject to the Seller’s rights to confirm or reject such Purchase Confirmation set forth in Section 10(b).
d. Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Repurchase Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Seller. Upon transfer of the Purchased Assets to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including each document in the related Asset File and Records, is vested in Buyer; provided that, prior to the occurrence and continuance of an Event of Default record title in the name of Seller to each Purchased Asset (other than with respect to Securities) shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Assets.

e. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.
f. This Agreement shall terminate on the Termination Date. If no Event of Default has occurred and is continuing, then in the event that Seller has executed an engagement letter for Transaction 2 (as defined in the MOU) and such engagement letter is consistent with the terms of the MOU, the Termination Date shall be extended to (A) the date that is the earlier of (i) the CDO-2 Closing Date, (ii) 180 days after the Initial Commitment Expiration Date (the “Extended Commitment Expiration Date”) and (iii) 364 days from the date of this Agreement or (B) such other date as is mutually agreed upon by the Buyer and the Seller.
g. With respect to any Future Advance Loan, any Future Advance Commitment shall remain the obligation of the Seller, and Buyer shall have no obligation to purchase any loans funded in respect of such commitments unless such loan together with the related Funded Loan would be an Eligible Asset hereunder at the time of purchase.
     4. Repurchase; Sale or Disposition by Buyer
a. Seller shall repurchase each Purchased Assets from Buyer on the Repurchase Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Asset on each Price Differential Payment Date). Seller is obligated to repurchase and take physical possession of the Purchased Assets from Buyer or its designee (including the Custodian) at Seller’s expense on the Repurchase Date.
b. Provided that no Default or Event of Default shall have occurred and is continuing and Buyer has received the related Repurchase Price, upon repurchase of the Purchased Assets, Buyer agrees to release its ownership interest hereunder in the Purchased Assets (including, the Repurchase Assets related thereto) at the request of Seller.
c. With respect to Principal Prepayments in full or in part by the related Mortgagor or obligor of a Purchased Asset, Seller agrees to (i) provide Buyer with a copy of a report from the related Servicer indicating that such Purchased Asset has been paid in full or part, (ii) pay to Buyer the portion of the Repurchase Price payable pursuant to Section 7(c) within two Business Days of receipt of such prepayment from the Servicer and (iii) provide Buyer a notice specifying each Purchased Asset that has been prepaid. With respect to Purchased Assets being serviced by Third Party Servicers, the Seller shall forward or cause to be forwarded all payments to the Buyer to the extent received from the underlying obligor and the applicable Third Party Servicer up to the Repurchase Price for the Purchased Asset. Buyer agrees to release its ownership interest in Purchased Assets which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.
d. The Seller may voluntarily repurchase Purchased Assets at their respective Repurchase Prices without penalty or premium on any Business Day, upon the written consent of the Buyer. If the Seller intends to make such a repurchase, the Seller shall give two Business Days’ prior written notice thereof to the Buyer, designating the Purchased Assets to be repurchased, which notice is irrevocable if not revoked prior to the date one Business Day prior to the proposed Repurchase Date. Any repurchase under this paragraph (other than with respect to Ineligible Assets and Impaired Assets) shall include the applicable Exit Fee, provided, however that in the event such Purchased Asset is included as an asset of the CDO Transaction, the Buyer shall refund such Exit Fee to the Seller on the closing date of such CDO Transaction.
e. If the Seller repurchases, in whole or in part, Purchased Assets on any day that is not the Repurchase Date or a Price Differential Payment Date for such Purchased Assets, the Seller shall indemnify the Buyer and hold the Buyer harmless from any actual out-of-pocket losses, costs and/or expenses that the Buyer sustains or incurs arising from the reemployment of funds obtained by the Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained, in each case for the remainder of the applicable LIBOR Period (“Breakage Costs”). The Buyer shall deliver to the Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith, and in accordance with customary procedures used in the relevant markets by market participants, by the Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon the Seller, absent manifest error.
f. Prior to the Termination Date, the Buyer may sell or dispose (or direct the sale or disposition) of any Ineligible Asset or Impaired Asset following notice to the Seller, and the Seller shall terminate, at its own expense, any related Interest Rate Protection Agreement within one Business Day of such sale or disposition; provided, that, subject to the right of the Seller to otherwise commence foreclosure or other remedies on any collateral securing any Purchased Asset pursuant to this Section 4(f), nothing in this Section 4(f) shall prohibit the Buyer from commencing foreclosure or other remedies on any collateral securing any Purchased Asset. Prior to the Termination Date, provided that no Event of Default shall have occurred and is continuing, the Seller shall at all times have the right, upon notice to the Buyer, to direct the Servicer or the Special Servicer to commence foreclosure or other remedies on any collateral securing any Purchased Asset. Upon notice of the intent by the Buyer to sell an Ineligible Asset or Impaired Asset, the Seller (or an Affiliate thereof) shall have the right to purchase such Ineligible Asset or Impaired Asset within two Business Days following receipt of such notice of intent to sell in exchange for payment in cash of the Repurchase Price for such Ineligible Asset or Impaired Asset. The proceeds from the sale of any Ineligible Asset or Impaired Asset shall be deposited into the applicable Account and shall be applied to the repayment of such Ineligible Asset or Impaired Asset.
g. Upon the occurrence of a Termination Date other than CDO-1 Closing Date, CDO-2 Closing Date or the occurrence of an Event of Default, the Buyer shall give notice thereof to the Seller, and upon such notice the Seller may elect, within five Business Days of receipt of such notice, through written notice to the Buyer, to purchase from the Buyer all of the Purchased Assets (and, at its option, and to the extent permitted by any Interest Rate Protection Agreement, obtain a novation of any Interest Rate Protection Agreement) for settlement on the Termination Date in exchange for payment of the aggregate Repurchase Price therefor in cash on such date. If the Seller does not so elect to purchase the Purchased Assets, then the Buyer may exercise any of the remedies available to it pursuant to Section 16.
h. Five Business Days prior to the Repurchase Date, Buyer shall give Seller written or electronic notice of the amount of the Repurchase Price due thereon.
     5. Price Differential
a. On the beginning of each LIBOR Period that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date. On the Price Differential Payment Date, Seller shall pay to Buyer (to the extent not paid on such date through the distributions required pursuant to Sections 7(d) or 7(e) hereof) the accrued but unpaid Price Differential and the accrued but unpaid Administration Fee for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Section 7 and Section 34), by wire transfer in immediately available funds.
b. If Seller fails to pay all or part of the Price Differential by 5:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Asset, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Price Differential at the applicable Pricing Rate until the Price Differential is received in full by Buyer. Accrued and unpaid interest on past due amounts shall be payable on demand.
     6. Margin Maintenance
a. Subject to the proviso at the end of this sentence, if at any time, any of the following has occurred: (i) either (x) the Market Value of any Purchased Asset is less than Buyer’s Margin Amount for such Purchased Asset or (y) if the Buyer determines in its sole good faith discretion that the aggregate Outstanding

Purchase Price (relative to the Purchased Assets) would not receive a rating of at least BBB- (or the comparable designation) from any Rating Agency, as determined by Buyer in its sole discretion generally in accordance with methodology used by any Rating Agency (each, a “Margin Call Deficit”), (ii) a Credit Loss occurs with respect to any Purchased Asset, or (iii) the Market Value of any Purchased Asset is less than the Capital Call Amount of such Purchased Asset (each, a “Capital Call Deficit”), then Buyer may by notice to Seller (each notice of a Margin Call Deficit or Credit Loss is herein referred to as a “Margin Call”; a notice of a Capital Call Deficit is herein referred to as a “Capital Call”) require Seller to cure such Margin Call Deficit, Credit Loss or Capital Call Deficit by transferring to Buyer, (A) cash or (B) additional collateral acceptable to Buyer in its sole discretion, exercised in good faith (such cash or additional collateral paid by Seller to Buyer is herein referred to as “Additional Collateral”), so that the sum obtained by adding the Asset Value of such Purchased Asset, plus the Asset Value of such Additional Collateral shall equal or exceed the Deficit Cure Amount for such Purchased Asset as of the same date; provided, however, that if and so long as the Call Support Condition exists, Buyer shall not be required to make a Capital Call hereunder on account of a Call Deficit unless and until the Call Support Condition no longer exists. Seller’s failure to cure any Margin Call Deficit, Credit Loss or Capital Call Deficit as required by the preceding sentence prior to expiration of the time period set forth in the first sentence of Section 6(b) below (in the case of a Margin Call) or the second sentence of Section 6(b) below (in the case of a Capital Call) shall constitute an Event of Default under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 16 of this Agreement (including, without limitation, the liquidation remedy provided for in Section 16(d) of this Agreement).
b. If any Margin Call is given by Buyer under Section 6(a) of this Agreement, Seller shall transfer Additional Collateral as provided in Section 6(a) by no later than two Business Days after the giving of such Margin Call notice. If any Capital Call is given by Buyer under Section 6(a) of this Agreement, Seller shall transfer Additional Collateral as provided in Section 6(a) of this Agreement by no later than ten Business Days after the giving of such Capital Call notice; provided, however, that if a Capital Call is made with respect to any Purchased Asset and Seller requests, in a written notice to Buyer given not later than five Business Days after the giving of a Capital Call notice, that Buyer make a determination whether the “Excess Cash Flow Sufficiency Condition” (as defined below) will be satisfied, Seller’s obligation to transfer Additional Collateral to cure a Capital Call Deficit with respect to a Purchased Asset shall be deferred (each, a “Capital Call Deferral”) if and for so long as (A) no Margin Call Deficit exists with respect to such Purchased Asset, and no Capital Call Deficit or Margin Call Deficit exists with respect to any other Purchased Asset, and no Event of Default exists, and (B) Buyer determines, in Buyer’s sole discretion, exercised in good faith, that the aggregate excess Income (i.e., the excess Income after application thereof to the Price Differential and the other obligations of Seller in accordance with Section 5 of this Agreement, exclusive, however, of Principal Payments) to be generated from all other Purchased Assets (i.e., all Purchased Assets other than the

Purchased Asset to which such Capital Call is made) and distributed on the Price Differential Payment Date immediately following such Capital Call will, when added to the Asset Value of such Purchased Asset, equal or exceed the Deficit Cure Amount for such Purchased Asset (the “Excess Cash Flow Sufficiency Condition”). If a Capital Call Deferral occurs, (X) the related Capital Call Deficit shall not be deemed to have been waived and shall nevertheless continue to exist unless and until the Capital Call Deficit is satisfied with Additional Collateral or pursuant to applications of funds to satisfy the same pursuant to Section 6(a) and (Y) and any CF Sweep Condition related to such Purchased Asset shall continue to exist. Without limiting Buyer’s other rights and remedies or operating to extend any other applicable time periods hereunder (including any time periods for notice and cure or applicable to any Margin Call or Event of Default), (A) any Capital Call Deferral shall automatically end if Buyer makes a Margin Call Deficit with respect to such Purchased Asset or if a Capital Call Deficit or Margin Call Deficit exists with respect to any other Purchased Asset or if an Event of Default occurs, and (B) such Capital Call Deferral shall end at Buyer’s option, and Buyer may give a further Capital Call notice with respect to the Capital Call Deficit subject to such Capital Call Deferral (indicating that the Capital Call Deferral is ended), and the provisions of this sentence and Section 6(a) of this Agreement shall apply to such further Capital Call. Buyer may also make a Capital Call (indicating that the Capital Call Deferral is ended) if Buyer determines, in good faith, that the Excess Cash Flow Sufficiency Condition will not be satisfied. Notice required pursuant to Section 6(a) of this Agreement may be given by any means of telecopier or telegraphic transmission and shall be delivered in accordance with the terms of this Agreement. The failure of Buyer on any one or more occasions to exercise its rights under Section 6(a) of this Agreement shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Section 6(a) of this Agreement shall not limit such party’s rights under this Agreement or otherwise existing by law or in any way create additional rights for such party. Notice delivered pursuant to Section 6(a) shall be given by any written means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 10:00 a.m. (New York City time) on the second Business Days following the date such notice was given; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second Business Days following the date such notice was given. The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

c. Any Additional Collateral transferred to Buyer pursuant to Section 6(a) of this Agreement with respect to any Purchased Assets shall be attributed to the Transaction relating to such Purchased Assets.
d. On any day on which the aggregate Market Value of the Purchased Assets subject to Transactions exceeds the then outstanding aggregate Target Price of all the Purchased Assets (a “Margin Excess”), so long as no Default or Event of Default has occurred and is continuing or will result therefrom, the Buyer shall, upon receipt of written request from Seller, release Additional Collateral (with such release not being subject to an Exit Fee, if any) as requested by the Seller, in either case, in amount equal to the lesser of (i) the amount requested by the Seller and (ii) such Margin Excess to Seller. To the extent that the Buyer remits cash or collateral received as Additional Collateral to the Seller, such cash shall not be additional Purchase Price with respect to the Transactions. Any request received by the Buyer on any Business Day shall be remitted by the Buyer no later than five Business Days following such request.
     7. Income and Principal Payments
a. The Account shall be established by the Servicer in accordance with the terms and conditions of the Account Agreement concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Account. Servicing fee, acquisition expenses and other related expenses with respect to the Purchased Assets, as well as any payments made to a counterparty in respect of any Interest Rate Protection Agreements, shall be paid directly from the Account. All Income (other than amounts deposited in escrow accounts pursuant to the Servicing Agreement) in respect of the Purchased Assets and any payments in respect of associated Interest Rate Protection Agreements, as well as any interest received from the reinvestment of such Income, shall be deposited into the Account within two (2) Business Days of receipt by the Servicer and shall be remitted by Servicer from the Account in accordance with the applicable provisions of this Agreement. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer and once deposited into the Account shall not be commingled with other property of Seller, any Affiliate of Seller, or Servicer. Such amounts may be invested in Permitted Investments that mature on the succeeding Price Differential Payment Date.
b. So long as no Event of Default shall have occurred and be continuing, and no CF Sweep Condition, Margin Call Deficit, Capital Call Deficit or Credit Loss exists, all Income (other than Principal Payments) received by the Servicer in respect of the Purchased Assets and the associated Interest Rate Protection Agreements during each Collection Period shall be applied by the Servicer on the related Price Differential Payment Date as follows:
     (i) first, to remit to Buyer an amount equal to the Price Differential that has accrued and is outstanding as of such Price Differential Payment Date;

     (ii) second, to remit to Buyer an amount equal to any accrued premium or accrued interest included in the Purchase Price for the Purchased Assets; and
     (iii) third, to remit to Seller the remainder, if any.
c. So long as no Event of Default shall have occurred and be continuing, and no CF Sweep Condition, Margin Call Deficit, Capital Call Deficit or Credit Loss exists, any Principal Payment received by the Servicer in respect of any Purchased Asset during each Collection Period shall be applied by the Servicer on the related Price Differential Payment Date in the following order of priority:
     (i) first, to make a payment to Buyer on account of the Repurchase Price of the Purchased Asset in respect of which such Principal Payment has been received, until the Repurchase Price for such Purchased Asset has been reduced to zero;
     (ii) second, to make a payment on account of the Repurchase Price of any other Purchased Assets as to which the Repurchase Price exceeds the Target Price (for this purpose, making such payment in the order of those Purchased Assets with the largest to smallest excess of Repurchase Price over Target Price), until the Repurchase Price for each of the Purchased Assets has been reduced to the Target Price for such Purchased Assets, respectively as of the date of such payment (as determined by Buyer after giving effect to such payment); and
     (iii) third, the remainder of such Principal Payment shall be remitted to Seller.
d. If a CF Sweep Condition, Margin Call Deficit, Capital Call Deficit or Credit Loss exists with respect to one or more Purchased Assets, then until the Repurchase Price for each of such Purchased Assets has been reduced to the Target Price for such Purchased Assets, and so long as no Event of Default shall have occurred and be continuing, all Income and Principal Payments received by the Servicer in respect of all of the Purchased Assets and the associated Interest Rate Protection Agreements shall be applied by the Servicer on the Business Day next following the Business Day on which such funds are deposited in the Account as follows:
     (i) first, to remit to Buyer an amount equal to the Price Differential that has accrued and is outstanding in respect of all of the Purchased Assets as of such Business Day;
     (ii) second, if a Credit Loss, Capital Call Deficit or Margin Call Deficit exists with respect to any Purchased Asset, to make a payment on account of the Repurchase Price of such Purchased Asset until the Repurchase Price for such Purchased Asset has been reduced to zero; and
     (iii) third, to make payments on account of the Repurchase Price of each of the other Purchased Assets as to which a CF Sweep Condition shall have occurred (for this purpose, making such payment in the order of those Purchased Assets with the largest to smallest excess of Repurchase Price over Target Price), until the aggregate Repurchase Price for all of such Purchased Assets has been reduced to zero.
     (iv) fourth, to make a payment on account of the Repurchase Price of each Purchased Assets as to which the Repurchase Price exceeds the Target Price (for this purpose, making such payment in the order of those Purchased Assets with the largest to smallest excess of Repurchase Price over Target Price), until the Repurchase Price for each of the Purchased Assets has been reduced to the Target Price for such Purchased Assets, respectively as of the date of such payment (as determined by Buyer after giving effect to such payment); and
     (v) fifth, the remainder of such Principal Payment shall be remitted to Seller.
e. If an Event of Default shall have occurred and be continuing, all Income (including all Principal Payments) received by the Servicer in respect of the Purchased Assets and the associated Interest Rate Protection Agreements shall be applied by the Servicer on the Business Day next following the Business Day on which such funds are deposited in the Account as follows (provided that Buyer may change the order and manner of any such application from time to time in Buyer’s sole and absolute discretion):
     (i) first, to remit to Buyer an amount equal to any and all reasonable out-of-pocket costs and expenses, including, but not limited to, reasonable out-of-pocket attorneys’ fees and expenses and enforcement costs, due and owing by Seller hereunder as of such Business Day;
     (ii) second, to remit to Buyer an amount equal to the Price Differential that has accrued and is outstanding in respect of all of the Purchased Assets as of such Business Day;
     (iii) third, to make a payment to Buyer pro rata on account of the Repurchase Price of the Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero; and
     (iv) fourth, to remit to Seller the remainder.
     8. Security Interest
  a. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than for accounting and tax purposes), in the event any such Transactions are deemed to be loans, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Assets, the Records, and all related servicing rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Assets), any Property relating to the Purchased Assets, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and, Income, each Account, Interest Rate Protection Agreements, Loan Security Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”). Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, the Seller hereby authorizes the Buyer to file financing statements relating to the Repurchase Assets, as the Buyer, at its option, may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.
  b. The Buyer, as “entitlement holder” (as defined in Section 8-102(a) of the Uniform Commercial Code) with respect to the CMBS Securities and Real Estate CDO Securities, shall be entitled to receive all cash dividends and distributions paid in respect thereof and such amounts shall be applied in accordance with Section 7 hereof. Unless an Event of Default shall have occurred and be continuing, Seller shall be entitled to exercise all voting and corporate rights with respect to the CMBS Securities and Real Estate CDO Securities, and Buyer shall exercise such rights on Seller’s behalf during the time in which Buyer is the registered holder of such Purchased Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in Buyer’s good faith judgment, would materially impair the CMBS Securities or Real Estate CDO Securities or which would be inconsistent with or result in any violation of any provision of this Agreement.
  c. On or prior to the related Purchase Date, the Seller shall cause each CMBS Security and each Real Estate CDO Security to be registered in the name of MLCI, as agent for the Buyer, and the Buyer or its other designee shall have the rights of conversion, exchange, subscription and any other rights, privileges and options pertaining to such CMBS Securities and Real Estate CDO Securities with any committee, depositary transfer, agent, register or other designated agency upon such terms and conditions as the Buyer may determine. Prior to the occurrence and continuance of any Event of Default, the Buyer and its designee shall exercise such rights only on the Seller’s behalf.
  d. The foregoing security interest is intended to create a security agreement related to this Agreement as contemplated under Section 101(47)(v) of the Bankruptcy Code.
     9. Payment and Transfer
          Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by the Servicer: Account No. 1019805188, ABA No. [                    ], Name of Bank: PNC Bank, National Association,

Acct Name: “NY CREDIT FUNDING II, LLC, FOR THE BENEFIT OF MERRILL LYNCH MORTGAGE LENDING, INC., TOGETHER WITH ITS SUCCESSORS AND ASSIGNS”, or such other account as Buyer shall specify to Seller in writing. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request. All Purchased Assets shall be evidenced by a Trust Receipt. Any Repurchase Price received by Buyer after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.
     10. Conditions Precedent
a. Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller, Guarantor and each other party thereto:
          (1) Program Agreements. The Program Agreements (including without limitation the Guaranty and a Custodial Agreement in a form acceptable to Buyer) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.
          (2) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.
          (3) Organizational Documents. A certificate of the corporate secretary of each of Seller and Guarantor reasonably acceptable to Buyer, attaching certified copies of Seller’s and Guarantor’s organizational documents and resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.
          (4) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantor, dated as of no earlier than the date 30 Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.
          (5) Incumbency Certificate. An incumbency certificate of the corporate secretary of each of Seller and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.
          (6) Opinion of Counsel. An opinion of Seller’s and Guarantor’s counsel relating to certain corporate and enforceability matters and reasonably satisfactory to the Buyer and its counsel, including but not limited to, an enforceability opinion, and addressed to the Buyer.
          (7) Fees. Payment of any fees due to Buyer hereunder.
b. All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:
          (1) Due Diligence Review. Without limiting the generality of Sections 3(c) and 36 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Eligible Assets, Seller, Guarantor and any Servicer.
          (2) Securities. With respect to Securities proposed to be purchased:
     (a) that shall be delivered or held in definitive, certificated form, the Seller shall deliver to the Buyer or its designee the original of the relevant certificate registered in the name of the Buyer or its designee;
     (b) that shall be delivered through a Relevant System in book-entry form and credited to or otherwise held in an account, such Security shall be registered in the name of the Buyer or its designee and the Seller shall take such actions necessary to provide instruction to the relevant financial institution or other entity, which instruction shall be sufficient if complied with to effect a legally valid delivery of the relevant interest granted therein to Buyer hereunder. In connection with any account to which the Securities are credited or otherwise held, the Seller shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of the Buyer, to effect a legally valid delivery of the relevant interest granted therein to Buyer hereunder. Any account to which the Securities are credited shall be designed as the Buyer may direct.
          (3) Transaction Documents. Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:
     (a) A Transaction Request delivered pursuant to Section 3(c) hereof and a Purchase Confirmation;
     (b) The Trust Receipt or Table Funded Trust Receipt;
     (c) The Closing Data Tape;

     (d) Such certificates, opinions of counsel (if any already in existence and part of the Asset File) or other documents as Buyer may reasonably request.
          (4) Asset File.
     (a) On or before each Purchase Date with respect to each Purchased Asset (other than Purchased Assets which are Securities), Seller or a third party Bailee shall deliver or cause to be delivered to Buyer or its designee (initially, the Custodian) the Custodial Delivery Letter. In connection with each sale, transfer, conveyance and assignment of a Purchased Asset (other than Purchased Assets which are Securities), on or prior to each Purchase Date with respect to such Purchased Asset, Seller or a third party Bailee shall deliver or cause to be delivered and released to the Custodian the documents set forth in the Asset File, pertaining to each of the Purchased Assets (other than Purchased Assets which are Securities) identified in the Custodial Delivery Letter delivered therewith.
     (b) With respect to each Table Funded Purchased Asset, the Seller shall cause the Bailee to deliver to the Custodian with a copy to the Buyer no later than 11:00 a.m. on the Purchase Date by facsimile or by other electronic means acceptable to the parties the related Basic Mortgage Asset Documents, the insured closing letter (if any), the escrow instructions (if any), a fully executed Bailee Agreement, a Bailee’s Trust Receipt issued by the Bailee thereunder and such other evidence satisfactory to the Buyer in its discretion that all documents necessary to effect a transfer of the Table Funded Purchased Assets to the Buyer have been delivered to Bailee. With respect to each Table Funded Purchased Asset, the Custodian shall deliver to the Buyer a Table Funded Trust Receipt no later than 1:00 p.m. on the Purchase Date, which documents shall be acceptable to the Buyer in its sole discretion. In the case of a Table Funded Purchased Asset, Seller shall deliver or cause to be delivered and released to the Custodian the documents set forth in the Asset File pertaining to the Table Funded Purchased Assets identified in the Custodial Delivery Letter delivered therewith within three (3) Business Days following the applicable Purchase Date, and on the second (2nd) Business Day following the Custodian’s receipt of the Asset File, the Custodian shall deliver to the Buyer a Trust Receipt certifying its receipt of the documents required to be delivered pursuant to the Custodial Agreement, together with a Purchased Asset Schedule and inventory list relating to the Basic Mortgage Asset Documents, with any exceptions identified on the inventory list by the Custodian as of the date and time of delivery of such Purchased Asset Schedule.
          (5) No Default. No Default or Event of Default shall have occurred and be continuing;
          (6) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR; provided that in such event the Buyer and Seller may agree to an alternative basis for the Pricing Rate.
          (7) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto on the Purchase Date and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement (other than the representations and warranties set forth on Schedule 1, which shall be considered solely for the purpose of determining whether a Purchased Asset is an Eligible Asset and the obligation to repurchase such Mortgage Loan) shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). With respect to each Table-Funded Purchased Asset, Seller shall also represent and warrant that, as of the Purchase Date, there exists no material change in the items set forth on Annex 3 to Exhibit A hereto in the final Asset File relating to such Purchased Asset and the most recent Summary Diligence Materials delivered to Buyer.
          (8) Material Adverse Change. None of the following shall have occurred and/or be continuing:
     (a) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
     (b) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

     (c) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.
          (9) Margin Deficit. The Margin Deficit is not greater than zero.
          (10) Capital Call Deficit. The Capital Call Deficit is not greater than zero.
          (11) Interest Rate Protection Agreements. The Seller has entered into appropriate Interest Rate Protection Agreements, has provided the Buyer with copies of such Interest Rate Protection Agreements and has provided the Buyer with satisfactory evidence of the Buyer’s security interest in such Interest Rate Protection Agreements.
          (12) UCC Financing Statements. The Seller shall have prepared and provided to Buyer UCC-1 financing statements and UCC-3 assignments, as applicable, in favor of Buyer, for each Purchased Asset, reasonably acceptable to Buyer and in form and substance acceptable for filing.
c. Transaction Request. Each Transaction Request delivered by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in Section 10(b) have been satisfied (both as of the date of such notice or request and as of the date of such purchase). Each Purchase Confirmation, together with this Agreement, shall be evidence of the terms of the Transaction(s) covered thereby unless specific objection is made no less than two (2) Business Days after the date thereof and Seller’s acceptance of the related proceeds shall constitute Seller’s agreement to the terms of such Purchase Confirmation. An objection sent by Seller with respect to any Purchase Confirmation (as to which Seller has not accepted or has returned the related proceeds) must state specifically that the writing is an objection, must specify the provision(s) of such Purchase Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than two (2) Business Days after such Purchase Confirmation is received by Seller.
     11. Program; Costs; Taxes
  (a) Seller shall reimburse Buyer for any of Buyer’s reasonable out-of-pocket costs (subject to a cap of $10,000 per Purchased Asset, which may be increased with respect to certain Purchased Assets upon the mutual agreement of the Seller and the Buyer), including due diligence review costs and reasonable attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Eligible Assets. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any Servicer. Seller shall pay the reasonable fees and expenses of Buyer’s counsel in connection with the Program Agreements. Reasonable legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and expenses and any other ongoing fees and expenses under any other Program Agreement.
  (b) If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any Eurodollar reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions or shall subject the Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis or rate of taxation of payments to the Buyer in respect thereof, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the additional amounts as specified by Buyer to compensate Buyer for such increased cost.
  (c) With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication (other than a Transaction Request or other material agreement) that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof. In each such case, Seller hereby waives the right to dispute Buyer’s record of the terms of the Purchase Confirmation, request or other communication.
  (d) Notwithstanding the assignment of the Program Agreements with respect to each Purchased Asset to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.
  (e) Taxes.
     (i) Any and all payments by the Seller under or in respect of this Agreement or any other Program Agreements to which the Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If the Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to the Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 11(e)) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of a Buyer,

Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of such Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Agreements (in which case such Taxes will be treated as Non-Excluded Taxes).
     (ii) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Program Agreement (collectively, “Other Taxes”).
     (iii) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 11(e) imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses, but not including any costs or expenses arising as a result of the Buyer providing erroneous information to the Seller regarding its tax status) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 11(e)(iii) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 11(e)(iii) shall be paid within ten (10) Business Days from the date on which Buyer makes written demand therefor.
     (iv) Within thirty (30) days after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof (and, if the Seller is indemnifying the Buyer for Taxes pursuant to Section 11(e)(iv) above, the Buyer shall provide such receipt to the Seller). For purposes of subsection (e) of this Section 11(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
          Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 11(e) shall survive the termination of this Agreement. Nothing contained in this Section 11(e) shall require the Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
          Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of the Seller that is secured by the Purchased Mortgage Loans and the Purchased Mortgage Loans as owned by the Seller for U.S. federal income tax purposes in the absence of a Default by the Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

     12. Servicing
a. Seller covenants to maintain or cause the servicing of the Purchased Assets to be maintained in conformity with Accepted Servicing Practices; provided, that if any Purchased Asset becomes a Specially Serviced Purchased Asset, Seller acknowledges and agrees that Buyer, in its sole discretion and without any consent or consultation from Seller, has the right to consent to the appointment of any Special Servicer that is not (i) a special servicer set forth on Schedule 6 hereto and (ii) on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer.
b. If the Purchased Assets are serviced by Seller, Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Purchased Assets (the “Servicing Records”). Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer’s request.
c. If the Purchased Assets are serviced by a Third Party Servicer, Seller (i) shall, in accordance with Section (3)(b)(7), provide a copy of the servicing agreement to Buyer, which shall be in form and substance reasonably acceptable to Buyer (the “Servicing Agreement”), and shall provide a Servicer Notice to Buyer substantially in the form of Exhibit F hereto, fully executed by Seller and the applicable Servicer; and (ii) hereby irrevocably assigns to Buyer and Buyer’s successors and assigns all right, title and interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Purchased Assets. Seller agrees that no Person shall assume the servicing obligations with respect to the Purchased Assets as successor to the applicable Servicer unless such successor is approved in writing by Buyer prior to such assumption of servicing obligations. Each such servicing contract shall terminate automatically upon the earliest of (i) the date on which this Agreement terminates or (ii) the transfer of servicing approved by Buyer.
d. If the servicer of the Purchased Assets is Seller, upon the occurrence of an Event of Default, Buyer shall have the right to terminate Seller as servicer of the Purchased Assets and transfer servicing to Buyer’s designated Servicer, at no cost or expense to Buyer, at any time thereafter. If a Servicer of the Purchased Assets is not Seller, Buyer shall have the right, as contemplated in the applicable Servicer Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and transfer servicing to Buyer’s designated Servicer, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to Buyer’s designated Servicer, as well as any servicing fees and expenses payable to such Servicer.

e. After the Purchase Date, until the repurchase of any Purchased Asset, Seller shall have the right to modify or alter the terms of such Purchased Asset in accordance with Accepted Servicing Practices.
f. In the event Seller or its Affiliate is servicing the Purchased Assets, Seller shall permit Buyer, upon two (2) Business Day’s notice, during normal business hours, to inspect Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Purchased Assets as provided in this Agreement.
     13. Representations and Warranties
a. Each of Seller and Guarantor represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:
          (1) Seller and Guarantor Existence. Seller has been duly formed and is validly existing as an limited liability company in good standing under the laws of the State of Delaware. Guarantor has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.
          (2) Licenses. Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action would not (either individually or in the aggregate) to cause a Material Adverse Effect and is not to its knowledge in default of such state’s applicable laws, rules and regulations unless, in either instance, the default of which would not (either individually or in the aggregate) cause a Material Adverse Effect. Each of Seller and Guarantor has the requisite power and authority and legal right to originate and purchase Eligible Assets (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Eligible Assets, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement and any Transaction Request or Purchase Confirmation.
          (3) Power. Each of Seller and Guarantor has all requisite limited liability company or limited partnership power, as the case may be, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.
          (4) Due Authorization. Each of Seller and Guarantor has all necessary limited liability company or limited partnership power, as the case may be, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction

Request, Purchase Confirmation and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Request, Purchase Confirmation not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, as the case may be, all requisite or other limited liability company or limited partnership action, as the case may be, having been taken, and each is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
          (5) Financial Statements. Guarantor has heretofore furnished to Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of Guarantor ended December 31, 2006 and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such quarterly fiscal period. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal period, all in accordance with GAAP applied on a consistent basis. Since December 31, 2006, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. Guarantor has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no material liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Buyer in writing.
          (6) Event of Default. There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.
          (7) Solvency. Each of Seller and Guarantor is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.
          (8) No Conflicts. The execution, delivery and performance by each of Seller and Guarantor of this Agreement, any Transaction hereunder and the Program Agreements do not conflict with any term or provision of the organizational documents of Seller or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller or Guarantor is a party.
          (9) True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor, or any Affiliate thereof or any of their officers prepared by or on behalf of Seller and/or Guarantor and furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, Guarantor, or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and to the knowledge of Seller, Guarantor or any Affiliate thereof do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP.
          (10) Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement, any Transaction Request, Purchase Confirmation and the Program Agreements.
          (11) Litigation. There is no action, proceeding or investigation pending with respect to which Seller or Guarantor has received service of process or, to the best of Seller’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Request, Purchase Confirmation or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request, Purchase Confirmation or any Program Agreement, (C) makes a claim individually in an amount greater than $2,500,000 or in an aggregate amount greater than $5,000,000, or (D) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request, Purchase Confirmation or any Program Agreement.
          (12) Intentionally Omitted.

          (13) Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and the Custodian’s receipt of the related Purchased Asset Schedule, Buyer shall become the sole owner of the Purchased Assets and related Repurchase Assets, free and clear of all liens and encumbrances except for Seller’s rights hereunder.
          (14) Taxes. Seller and Guarantor have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and Guarantor in respect of Taxes and other governmental charges, as applicable, are adequate.
          (15) Investment Company. Neither Seller nor Guarantor is required to register as an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
          (16) Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been, located at c/o NY Credit Advisors, LLC, 230 Park Avenue, New York, New York 10169. On the Effective Date, Seller’s jurisdiction of organization is Delaware. On the Effective Date, Guarantor’s chief executive office, is, and has been, located at c/o NY Credit Advisors, LLC, 230 Park Avenue, New York, New York 10169. On the Effective Date, Guarantor’s jurisdiction of organization is Delaware. Seller shall provide Buyer with five (5) days advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller does not have any trade name. During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
          (17) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets and the related Repurchase Assets is its chief executive office.
          (18) ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, if any, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
          (19) Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.

          (20) Agreements. None of Seller or Guarantor is a party to any agreement, instrument, or indenture or subject to any restriction which could have a Material Adverse Effect, except as disclosed in the financial statements described in Section 13(a)(5) hereof. None of Seller or Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole. No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.
          (21) Intentionally Omitted.
          (22) No Reliance. Each of Seller and Guarantor has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Seller nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
          (23) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR § 2510.3-101 in the Seller’s hands.
          (24) No Prohibited Persons. Neither the Seller nor any of its respective Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) to the Seller’s knowledge, who commits, threatens to commit or supports “terrorism,” as that term is defined in EO13224; or (iv) to the Seller’s knowledge, who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
          (25) Asset File. Each Asset File delivered by Seller represents a true and correct copy of the documents contained therein and each Purchased Asset Schedule and Closing Data Tape, together with all other information contained therein prepared by Seller or its Affiliates and delivered by Seller to Buyer immediately prior to the Purchase Date, is true and correct.

          (26) Re-registration Documents. With respect to Purchased Assets which are Bank Loans, the Seller has delivered to the Buyer as part of the Loan File all documents (executed by the Seller to the extent necessary) necessary (other than the completion of any necessary Buyer signatures and delivery to the related administrative agent under the Bank Loan) in order to re-register the related Purchased Assets in the name of the Buyer or its designee.
          (27) Funding Obligations. There is no funding obligation of any kind (whether fixed, contingent, conditional or otherwise) in respect of any Purchased Assets (including any obligation to make advances or to purchase participations in letters of credit under any Asset File documents or any obligation related to any currency or interest rate swap, hedge or similar arrangement) that Seller or Buyer is or shall be required to pay or otherwise perform that Seller has not paid or otherwise performed in full, except for, with respect to any Future Advance Loan, any additional future funding obligations identified on the Transaction Request and approved in writing by Buyer in its sole discretion will be deemed approved upon receipt of the Purchase Confirmation with respect to such Purchased Asset.
b. With respect to every Purchased Asset and each Mezzanine Loan, each of Seller and Guarantor represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 is true and correct in all material respects.
c. The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Buyer and shall continue for so long as the Purchased Assets and Mezzanine Loans are subject to this Agreement. Upon discovery by the Seller, the Guarantor, a Servicer or the Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Buyer has the right to require Seller to repurchase within 1 Business Day after receipt of notice from Buyer any Purchased Asset (i) for which a breach of one or more of the representations and warranties referenced in Section 13(b) exists and which breach has a material adverse effect on the value of such Mortgage Loan or the interests of Buyer or (ii) which is reasonable determined by Buyer, in its reasonable discretion, to be unacceptable for inclusion in a securitization.
     14. Covenants
Each of Seller and Guarantor covenants with Buyer that, during the term of this facility:
a. Litigation. Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or Guarantor or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $5,000,000 or in an aggregate amount greater than $15,000,000, or (iii) which, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect. Each of Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.
b. Prohibition of Fundamental Changes. Guarantor shall not, nor shall Guarantor permit Seller to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller and Guarantor may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller or the respective Guarantor is the surviving Person; and provided further, that if after giving effect thereto, no Default would exist hereunder.
c. Servicer. Upon the occurrence of any of the following (a) the occurrence and continuation of an Event of Default, (b) the fifteenth (15th) Business Day of each month, or (c) upon the request of Buyer, Seller shall cause each Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, by no later than the Reporting Date, a Servicing Report. Seller shall not cause the Purchased Assets to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller or any Affiliate thereof with the execution of this Agreement.
d. Intentionally Omitted.
e. No Adverse Claims. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.
f. Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.
g. Security Interest. Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets or the related Repurchase Assets and any Program Agreement.
h. Records.
          (1) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession unless Buyer otherwise approves. Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller or the applicable Servicer of the Purchased Assets will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.
          (2) For so long as Buyer has an interest in or lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.
          (3) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.
i. Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.
j. Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.
k. Intentionally Omitted.
l. Distributions. Seller shall not pay any dividends greater than Net Income in any given calendar year except to the extent necessary to maintain Seller’s qualification as a REIT under the Code or to prevent the Seller being subject to income or excise tax under Section 857 or Section 4981 of the Code. If an Event of Default has occurred and is continuing, neither Seller nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor.
m. Applicable Law. Each of Seller and Guarantor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, unless the failure to comply would not (either individually or in the aggregate) cause a Material Adverse Effect.
n. Existence. Each of Seller and Guarantor shall preserve and maintain their legal existence and all of their material rights, privileges, licenses and franchises, unless the failure to comply would not (either individually or in the aggregate) cause a Material Adverse Effect.
o. Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13(a)(16) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(16) unless it shall have provided Buyer 5 days’ prior written notice of such change.
p. Taxes. Each of Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property, except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith by proper proceedings diligently conducted and with respect to which adequate reserves are being maintained.
q. Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) in the ordinary course of Seller’s business and (b) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
r. Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees.
s. Indebtedness. Seller shall give Buyer prompt written notice of its incurrence or planned incurrence of any additional Indebtedness not in existence as of the date of this Agreement, other than trade payables in the ordinary course of business, including but not limited to any increase of the existing maximum facility amounts with respect to, and any modification of the materials terms of, any credit facility in existence from time to time.

t. True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller and Guarantor or any of their officers prepared by Seller and/or Guarantor and furnished to Buyer hereunder and during Buyer’s diligence of Seller and Guarantor are and will be true and complete in all material respects as of the date the same was prepared and will do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading as of the date of this Agreement; provided, that any information furnished by or on behalf of the Seller and/or Guarantor or any of their officers and directors may be superseded within a reasonable time by correct information and shall not constitute a violation of these representations and warranties. All financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.
u. Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use “plan assets” within the meaning of 29 CFR § 2510.3-101 to engage in this Agreement or any Transaction hereunder.
v. Voting Rights. Unless an Event of Default shall have occurred and be continuing, the Seller shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets; provided, that no vote shall be cast or corporate right exercised or other action taken which, in Buyer’s good faith judgment, would be inconsistent with or result in any violation of any provision of this Agreement.
w. Hedging. The Seller shall enter into and maintain Interest Rate Protection Agreements in an amount and in accordance with Seller’s written policy as approved by Buyer. Seller shall not amend such written policy without the prior written consent of Buyer.
x. Financial Covenants:
          (1) Guarantor shall maintain a Consolidated Net Worth plus Unfunded Capital Commitments greater than or equal to the Minimum Net Worth Amount.
          (2) Guarantor’s Consolidated Leverage Ratio shall not exceed 4.00:1.00.
          (3) Guarantor shall maintain a Liquid Net Worth greater than or equal to the Minimum Liquid Net Worth Amount.
          (4) Guarantor shall maintain a ratio of net cash flow to interest on all of its Consolidated Total Indebtedness of at least 1.25:1.00.

y. Impaired Assets and Ineligible Assets. The Seller and/or Guarantor shall, upon obtaining knowledge thereof, promptly notify Buyer of (A) any Default, (B) any occurrence that has resulted or could reasonably be expected to result in a Material Adverse Change with respect to it and (C) any Purchased Asset becoming an Impaired Asset or an Ineligible Asset;
     15. Events of Default
Each of the following shall constitute an “Event of Default” hereunder:
a. Payment Failure. Failure of (i) the Seller to make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Buyer or to any Affiliate of Buyer, or (ii) the Seller to cure any Margin Deficit or Capital Call Deficit when due pursuant to Section 6 hereof.
b. Cross Default. (i) Seller, Guarantor or any of their Affiliates shall be in default under (i) any Indebtedness, which Indebtedness is, in the aggregate, in excess of $10 million of Seller, Guarantor or any of their Affiliates which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $5 million to which Seller, Guarantor or any of their Affiliates is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.
c. Assignment. Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Buyer.
d. Insolvency. An Act of Insolvency shall have occurred with respect to the Seller, the Guarantor or any Affiliate.
e. Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Seller, Guarantor or any of its Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer’s sole good faith discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.
f. Breach of Identified Representation or Covenant or Obligation. A breach by Seller or Guarantor of any of the material representations, warranties or covenants or obligations set forth in Sections 13(a)(1), 13(a)(7), 13(a)(20), 14(b), 14(o), 14(t), 14(v) and 14(w) of this Agreement.
g. Breach of Non-Identified Representation or Covenant. A breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15(f) above), if such breach is not cured within ten (10) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining whether a Purchased Asset is an Eligible Asset and the obligation to repurchase such Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).
h. Guarantor Breach. A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Agreement, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor.
i. Change of Control. The occurrence of a Change in Control.
j. Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).
k. Judgment. A final judgment or judgments (i) shall be rendered against the Seller or (ii) for the payment of money in excess of $2,500,000 individually or $5,000,000 in the aggregate shall be rendered against the Seller or Guarantor, in each case, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.
l. Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Seller, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller,

Guarantor or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph shall not have been discontinued or stayed within 30 days.
m. Inability to Perform. An officer of Seller or Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations or Guarantor’s obligations hereunder or under the Guaranty.
n. Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby.
o. Financial Statements. Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.
          An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
     16. Remedies Upon Default
In the event that an Event of Default shall have occurred and is continuing:
a. Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller or any Affiliate), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to Seller and Guarantor of the exercise of such option as promptly as practicable.
b. If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer the Asset Files relating to any Purchased Assets subject to such Transactions then in Seller’s possession or control.
c. Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of

Seller relating to the Purchased Assets and all documents relating to the Purchased Assets (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Purchased Assets held by Custodian, Buyer shall present to Custodian a Trust Receipt.
d. Buyer shall have the right to direct all servicers then servicing any Purchased Assets to remit all collections thereon to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing any Purchased Assets with or without cause. In addition, Buyer shall have the right to immediately sell the Purchased Assets and liquidate all Repurchase Assets (with the Seller entitled to a right of first offer, acceptable in the sole discretion of the Buyer). Such disposition of Purchased Assets may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis. Buyer shall not be required to give any warranties as to the Purchased Assets with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets. The foregoing procedure for disposition of the Purchased Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Buyer shall be entitled to place the Purchased Assets in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Purchased Assets individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets, to give the Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.
e. Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion.
f. Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
g. To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.
h. Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
i. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.
j. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
k. Buyer shall perform reasonable due diligence in accordance with Section 36 hereof with respect to Seller and the Purchased Assets, which review shall be at the expense of Seller.
l. The Seller recognizes the Buyer may be unable to effect a public sale of any or all of the Purchased Assets. The Seller acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Buyer than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Buyer shall be under no obligation to delay a sale of any of the Securities for the period of time necessary to permit the Seller to register such securities for public sale under the 1933 Act, or under applicable state securities laws, even if the Seller would agree to do so.

m. Nothing contained in the Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary set forth in the Agreement, in no event shall Purchased Assets remain in the custody of Seller or any Affiliate of Seller.
     17. Reports
a. Notices. Seller or Guarantor shall furnish to Buyer (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by the Seller, a Servicer or the Guarantor of any obligation under any Program Agreement or any material contract or agreement of the Seller, a Servicer or the Guarantor or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:
          (1) as soon as available and in any event within forty-five (45) calendar days after the end of each quarter, the unaudited consolidated balance sheets of Guarantor, Seller and their consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Guarantor, Seller and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor and Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and Seller and their consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);
          (2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor and Seller, the consolidated balance sheets of Guarantor and Seller and their consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and Seller and their consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and Seller and their respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

          (3) such other prepared statements that Buyer may reasonably request;
          (4) as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;
          (5) as soon as available, but in any event once per calendar quarter, financial statements with respect to the underlying property related to the Purchased Assets as delivered by the underlying obligors and diligently pursued by Seller;
          (6) from time to time such other information regarding the financial condition, operations, or business of the Guarantor or Seller as Buyer may reasonably request;
          (7) As soon as reasonably possible, notice of any of the following events:
     (a) change in the insurance coverage required of the Seller, the Guarantor, a Servicer or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;
     (b) any material dispute, litigation, investigation, proceeding or suspension between the Seller, the Guarantor or any Servicer, on the one hand, and any Governmental Authority or any Person;
     (c) any material change in accounting policies or financial reporting practices of the Seller, the Guarantor or any Servicer;
     (d) with respect to any Purchased Asset, immediately upon receipt of notice or knowledge thereof, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Purchased Asset;
     (e) any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;
     (f) any material change in the Indebtedness of the Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount (not requested by Seller) related thereto;
     (g) promptly upon receipt of notice or knowledge of (i) any default related to any Repurchase Asset, (ii) any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets; and
     (h) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to the Seller or any Servicer.
b. Officer’s Certificates. Seller will furnish to Buyer, at the time the Seller furnishes each set of financial statements pursuant to Section 17(a)(1) or (2) above, a certificate of a Responsible Officer of Seller in the form of Exhibit D hereto.
c. Servicing Reports. Seller will furnish to Buyer a Servicing Report by no later than the Reporting Date.
d. Distribution Worksheet. Seller shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, a Distribution Worksheet by no later than the Reporting Date.
e. Hedge Valuations. Seller shall provide to Buyer on a monthly basis, or as otherwise requested by Buyer, a report setting forth the valuations of all Interest Rate Protection Agreements.
f. Other. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.
     18. Repurchase Transactions
          Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer’s choice. Unless an Event of Default shall have occurred, no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to Section 4 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction. Notwithstanding the foregoing, Seller shall not be obligated to deal with any party other than the Buyer after the Buyer takes any actions in accordance with this Section 18.

     19. Single Agreement
          Buyer and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
     20. Notices and Other Communications
          Any and all notices (with the exception of Transaction Requests or Purchase Confirmations, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
          If to Seller:
NY Credit Funding II, LLC
c/o NY Credit Advisors, LLC,
230 Park Avenue
New York, New York 10169
          with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Facsimile: (212) 878-8375
Attention: Frederick Utley, Esq.
          If to Guarantor:
NY Credit Operating Partnership LP
c/o NY Credit Advisors, LLC,
230 Park Avenue
New York, New York 10169

          with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Facsimile: (212) 878-8375
Attention: Andrew Epstein, Esq.
          If to Buyer:
Merrill Lynch Mortgage Lending, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Facsimile:            (646) 736-7285
Attention:             Malay Bansal
          with a copy to:
Merrill Lynch Mortgage Lending, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Facsimile:            (212) 449-7684
Attention:            Kyle Gilroy
          with a copy to:
Merrill Lynch Mortgage Lending, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 12th Floor
New York, New York 10080
Facsimile:            (646) 651-4488
Attention:            Stephen A. Hoffman
          with a copy to:
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Facsimile:            (212) 504-6666
Attention:            Patrick T. Quinn, Esq.
     21. Entire Agreement; Severability
          This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
     22. Non-Assignability
          The Program Agreements are not assignable by Seller or Guarantor. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements; provided, however that assignments to Buyer’s non-Affiliates shall require the consent of the Seller not to be unreasonably withheld unless there is an Event of Default, in which case no consent shall be required; and provided further that Buyer shall maintain as agent of Seller, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer or (ii) to another Person approved by Seller (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Agreements. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.
          The Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) the Buyer’s obligations under this Agreement shall remain unchanged, (ii) the Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Seller shall continue to deal solely and directly with the Buyer in connection with the Buyer’s rights and obligations under this Agreement and the other Program Agreements, except as provided in Section 11(e).
          The Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Seller or any of its respective Subsidiaries or to any aspect of the Transactions that has been furnished to the Buyer by or on behalf of the Seller or any of their respective Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.
     23. Set-off
          In addition to any rights and remedies of Buyer provided by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any branch or agency thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
     24. Binding Effect; Governing Law; Jurisdiction
a. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
b. EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY. EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
     25. No Waivers, Etc.
          No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.
     26. Intent
a. The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as

amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
b. It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.
c. The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
d. It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
e. This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.
     27. Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
a. in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;
b. in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
c. in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the FDIC or the National Credit Union Share Insurance Fund, as applicable.
     28. Power of Attorney
          Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney-in-fact to (i) execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact and (ii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Repurchase Assets. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28.
     29. Buyer May Act Through Affiliates
               Buyer may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.
     30. Indemnification; Obligations; Recourse
a. Each of Seller and Guarantor agrees to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, Purchase Confirmation, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller and Guarantor also agree to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, Purchase Confirmation and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s and Guarantor’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each of Seller and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller and Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the

Purchased Assets. Seller and Guarantor also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
b. Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.
c. Without limiting the provisions of Section 30(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.
d. The obligations of the Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due and Obligations owing under this Repurchase Agreement shall be full recourse obligations of the Seller.
     31. Counterparts
          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
     32. Confidentiality
     This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer and shall be held by Seller and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to Seller’s and Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys, investors or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

     33. Recording of Communications
          Buyer, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer, Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.
     34. Exit Fee
          In the event that a Purchased Asset (a) is repurchased before the Termination Date and is not directly placed in a CDO Transaction or placed into another investment banking transaction provided by and acceptable to Buyer or an Affiliate of Buyer or (b) is not repurchased before the Termination Date, the Seller shall pay to the Buyer the applicable Exit Fee on such Repurchase Date to the account set forth in Section 9; provided, that, with respect to a Purchased Asset repurchased before the Termination Date, no such Exit Fee shall be due if such Purchased Asset is (i) prepaid in whole or in part, (ii) repurchased as a result of no longer being an Eligible Asset or (iii) placed in a CDO transaction for which the Buyer or an Affiliate thereof acts as lead manager under the terms of the MOU; provided, further, that in the event the Seller pays an Exit Fee with respect to a Purchased Asset, and such Purchased Asset is later included as an asset of the CDO Transaction, the Buyer shall refund such Exit Fee to the Seller on the closing date of such CDO Transaction. The obligations of the Seller to pay the Exit Fee shall survive the termination of this Agreement.
     35. Administration Fee
          The Seller shall pay to the Buyer in consideration of its administration of the facility, with respect to each Price Differential Payment Date, an amount designated by the Buyer in its sole discretion, calculated daily on the basis of a 360 day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.
     36. Periodic Due Diligence Review
          Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Seller and the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications and updating Market Value determinations, made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Guarantor and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Purchased Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Asset. Buyer may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 36 (“Due Diligence Costs”).
     37. Appointment of Agent.
          (a) As a broker-dealer registered with the SEC, Merrill Lynch & Co. Incorporated (“MLCI”), as agent of Buyer and Seller, will be responsible for (i) effecting Transactions with respect to Securities hereunder, (ii) issuing all required confirmations and statements to Buyer and Seller, (iii) maintaining books and records relating to Transactions as required by SEC regulations, and (iv) receiving, delivering and safeguarding Seller’s funds and any securities in connection with Transactions hereunder, in compliance with SEC regulations.
          (b) MLCI is acting in connection with Transactions hereunder solely in its capacity as agent for Buyer and Seller pursuant to instructions from Buyer and Seller. MLCI shall have no responsibility or personal liability to Buyer or Seller arising from any failure by Buyer or Seller to make payment, deliver securities, or perform any other obligations hereunder, including without limitation obligations to transfer margin or collateral, except for MLCI’s gross negligence or willful misconduct in performing its duties as agent hereunder. Each of Buyer and Seller agrees to proceed solely against the other to collect or recover any securities or money owing to it or to enforce any of its rights in connection with or as a result of Transactions hereunder.
          (c) The parties acknowledge and agree that this Agreement shall not govern any repurchase transaction between (i) MLCI, acting in its individual capacity, and Seller or (ii) Seller and any entity other than Buyer, regardless of whether MLCI is acting as agent for such other entity.
     38. Authorizations
          Any of the persons whose signatures and titles appear on Schedule 3 are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Agreement.
     39. Documents Mutually Drafted
          The Seller, Guarantor and the Buyer agree that this Agreement each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
     40. General Interpretive Principles.
          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
a. the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
b. accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
c. references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
d. a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
e. the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
f. the term “include” or “including” shall mean without limitation by reason of enumeration;
g. all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and
h. all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.
[Signature Page Follows]

     IN WITNESS WHEREOF, Seller, Guarantor and the Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.
MERRILL LYNCH MORTGAGE LENDING, INC., as Buyer

By:	/s/ Malay Bansal
Name:	Malay Bansal
Title:	Authorized Signatory
Executed as deed by
NY CREDIT FUNDING II, LLC, as Seller

By:	/s/ Edward J. Santoro
Name:	Edward J. Santoro
Title:	Chief Financial Officer
Witness:

By:	/s/ Joseph C. Franzetti
Name:	Joseph C. Franzetti
Title:	Director
NY CREDIT OPERATING PARTNERSHIP LP, as Guarantor
By: NYCC GP LLC, its general partner

By:	/s/ Edward J. Santoro
Name:	Edward J. Santoro
Title:	Chief Financial Officer

SCHEDULE 1
REPRESENTATIONS AND WARRANTIES

Schedule 1-1

SCHEDULE 2
ELIGIBILITY CRITERIA

Schedule 2-1

SCHEDULE 3
AUTHORIZED REPRESENTATIVES
SELLER NOTICES

	Address:	NY Credit Funding II, LLC
Name: [ ]		c/o NY Credit Advisors, LLC,
Telephone: [ ]		230 Park Avenue
Facsimile: [ ]		New York, New York 10169
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Schedule 3-1

GUARANTOR NOTICES

	Address:	NY Credit Operating Partnership LP
Name: [ ]		c/o NY Credit Advisors, LLC,
Telephone: [ ]		230 Park Avenue
Facsimile: [ ]		New York, New York 10169
GUARANTOR AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Schedule 3-2

BUYER NOTICES

Name:	Merrill Lynch Mortgage Lending, Inc.	Address:	Merrill Lynch Mortgage Lending, Inc.

Telephone:
Facsimile:
BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature

Schedule 3-3

SCHEDULE 4
PURCHASE PRICE PERCENTAGES AND PRICING RATES

		DSCR > 1.30		DSCR Between 1.10 & 1.30		DSCR < 1.10
		Purchase Price		Purchase Price		Purchase Price
Type	LTV	Percentage *	Pricing Rate	Percentage *	Pricing Rate	Percentage *	Pricing Rate
Whole Loans	< 75%	90.0%	75	87.5%	85	85.0%	95
Whole Loans	< 80%	87.5%	80	85.0%	90	82.5%	105
Whole Loans	< 85%	87.5%	85	85.0%	100	80.0%	115

Junior Interests	< 70%	85.0%	125	80.0%	135	75.0%	145
Junior Interests	< 75%	77.5%	135	75.0%	145	70.0%	155
Junior Interests	< 80%	72.5%	145	70.0%	150	67.5%	155
Junior Interests	< 85%	67.5%	150	65.0%	160	62.5%	165
Junior Interests	< 90%	60.0%	155	60.0%	170	55.0%	185

Mezz	< 75%	77.5%	155	75.0%	160	70.0%	165
Mezz	< 80%	70.0%	165	65.0%	175	60.0%	180
Mezz	< 85%	62.5%	170	60.0%	180	57.5%	190
Mezz	< 90%	55.0%	185	55.0%	195	52.5%	205

*	Purchase price percentages may be modified to maintain a portfolio average of an approximately BBB rating (or the equivalent designation).

Schedule 4-1

SCHEDULE 5
CF SWEEP PERCENTAGE, CAPITAL CALL PERCENTAGES AND BUYER’S
MARGIN PERCENTAGE

		DSCR > 1.30			DSCR Between 1.10 & 1.30			DSCR < 1.10
		CF			CF			CF
		Sweep	Capital	Margin	Sweep	Capital	Margin	Sweep	Capital	Margin
Type	LTV	%	Call %	Call %	%	Call %	Call %	%	Call %	Call %
Whole Loans	< 75%	91.5%	92.5%	95.0%	89.5%	91.5%	94.5%	87.0%	89.0%	92.0%
Whole Loans	< 80%	88.0%	90.0%	93.0%	85.5%	87.5%	90.5%	83.5%	86.5%	89.5%
Whole Loans	< 85%	87.5%	89.5%	92.5%	85.0%	87.0%	90.0%	80.0%	82.0%	85.0%

Junior Interests	< 70%	87.0%	89.0%	92.0%	82.5%	85.5%	88.5%	77.5%	80.5%	83.5%
Junior Interests	< 75%	80.0%	83.0%	86.0%	77.5%	80.5%	83.5%	72.5%	75.5%	78.5%
Junior Interests	< 80%	73.5%	76.5%	79.5%	71.0%	74.0%	77.0%	68.5%	71.5%	74.5%
Junior Interests	< 85%	65.0%	69.5%	72.5%	62.5%	67.0%	70.0%	60.0%	64.5%	67.5%
Junior Interests	< 90%	55.0%	62.0%	65.0%	55.0%	62.0%	65.0%	50.0%	57.0%	60.0%

Mezz	< 75%	80.0%	83.0%	86.0%	77.5%	80.5%	83.5%	72.5%	75.5%	78.5%
Mezz	< 80%	71.0%	74.0%	77.0%	66.0%	69.0%	72.0%	61.0%	64.0%	67.0%
Mezz	< 85%	60.0%	64.5%	67.5%	57.5%	62.0%	65.0%	55.0%	59.5%	62.5%
Mezz	< 90%	50.0%	57.0%	60.0%	50.0%	57.0%	60.0%	47.5%	54.5%	57.5%

*	Percentages may be modified to maintain a portfolio average of an approximately BBB rating (or the equivalent designation).

Schedule 6

SCHEDULE 6
LIST OF PRE-APPROVED SPECIAL SERVICERS
•	CWCapital Asset Management LLC
•	LNR Partners, Inc.
•	Midland Loan Services, Inc.
•	J.E. Robert Company, Inc.
•	Centerline Servicing Inc.

Schedule 6

EXHIBIT A
FORM OF TRANSACTION REQUEST
                    , 2007
Merrill Lynch Mortgage Lending, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Attention: Malay Bansal
Attention: Kyle Gilroy
Attention: Stephen Hoffman

Re:	Master Repurchase Agreement dated as of June 22, 2007, as amended, (the “Agreement”) by and among Merrill Lynch Mortgage Lending, Inc. (the “Buyer”), NY Credit Funding II, LLC (the “Seller”) and NY Credit Operating Partnership LP (the “Guarantor”).
Ladies and Gentlemen:
     Pursuant to Section 3 of the Agreement, the Seller hereby requests that the Buyer enter into a Transaction with the Buyer to purchase the Eligible Asset(s) listed on the Purchased Asset Schedule attached hereto as Annex 1 and as classified below in accordance with the Agreement:
ASSET CLASS

[Real
	[Commercial				Estate
	Mortgage	[Junior	[Mezzanine	[CMBS	CDO	[Bank
	Loans]	Interests]	Loans]	Security]	Security]	Loans]	Total
[Commercial and Multifamily Assets:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Anticipated Asset Value
Purchase Price Percentage of Asset Value
Purchase Price
[Retail Property:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Anticipated Asset Value
Purchase Price Percentage of Asset Value
Purchase Price

ASSET CLASS

[Real
	Commercial				Estate
	Mortgage	Junior	Mezzanine	[CMBS	CDO	[Bank
	Loans	Interests	Loans	Security]	Security]	Loan]	Total
[Office Building:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Anticipated Asset Value
Purchase Price Percentage of Asset Value
Purchase Price
[Hotel or Motel:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Anticipated Asset Value
Purchase Price Percentage of Asset Value
Purchase Price

Total Assets:

Total Anticipated Asset Value:

Total Purchase Price:

Purchase Date:	, 2007
In connection with this Transaction Request, the undersigned hereby certifies that: (i) each of the Transaction Conditions Precedent set forth in the Agreement has been satisfied as of the date hereof, or will be satisfied at least one Business Day prior to the proposed Purchase Date; and (ii) attached hereto is (x) the Summary Due Diligence Materials relating to each Eligible Asset described on Annex 2 hereto, and (y) with respect to each Eligible Asset, a Preliminary Data Tape containing the data fields set forth in Exhibit C to the Agreement.

     With respect to the representations and warranties of the Seller made pursuant to Section 13 of the Agreement and Schedule 1 thereto, the Seller hereby informs the Buyer of the exceptions to such representations and warranties, if any, set forth on Annex 4 hereto.
     All capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

NY CREDIT FUNDING II, LLC

By:
Name:
Title:

Annex 1 to Exhibit A
PURCHASED ASSET SCHEDULE1

						Original	Current
						Principal	Principal
						Amount	Amount					Requested
			Proposed			of	of	Anticipated	Purchase	Requested	Requested	Repurchase
Loan	Property	Name of	Purchase	Asset	Asset	Eligible	Eligible	Asset	Price	Purchase	Purchase	Date, if
Number	Name	Borrower	Date	Class	Type	Asset	Asset	Value	Percentage	Price	Date	any

[1]	Any Purchase Asset Schedule attached electronically to any Transaction Request or Purchase Confirmation shall be attached as a “pdf” file.

Annex 2 to Exhibit A
SUMMARY DILIGENCE MATERIALS
•	Asset summary report/credit report, including all pertinent details on each Eligible Asset, including but not limited to the information pertaining to the respective local markets with respect to the underlying collateral, borrower/sponsor information, underwriting information and rent rolls.

•	Underwriting information and rent rolls in Microsoft Excel format.

•	All third party reports, including but not limited to appraisal, engineering, environmental and seismic reports.

•	The complete Asset File for each Eligible Asset, or, if the Eligible Asset will be a Table-Funded Purchased Asset, the most recent version of each document contained in the Asset File.

•	A Preliminary Data Tape in Microsoft Excel format containing the data fields set forth in Exhibit C to the Agreement.

•	If any debt secured by the underlying collateral has been securitized, the name of the related securitization and, if available, the offering materials related to such securitization.

•	Any other information provided by or given to any rating agency regarding the Eligible Asset.

Annex 3 to Exhibit A
TABLE-FUNDED PURCHASED ASSET FINALIZATION ITEMS
•	Revisions to the balance, interest rate, maturity date, extension options, grace periods or other material terms of a promissory note

•	Any changes with respect to underlying collateral, including but not limited to property and parcels secured by a mortgage, lien type (i.e,. first vs. second, fee vs. leasehold), title exceptions

•	Any changes with respect to provisions regarding restrictions on additional or mezzanine financing

•	Any changes to release provisions

•	Any changes to terms of any guaranties, if applicable

•	Any other material adverse change to the terms of the Purchased Asset or the materials comprising the Asset File

Annex 4 to Exhibit A
EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

EXHIBIT B
FORM OF PURCHASE CONFIRMATION
[Date]
[          ]
Attention: [          ]

Re:	Master Repurchase Agreement dated as of June 22, 2007, as amended, (the “Agreement”) by and among Merrill Lynch Mortgage Lending, Inc. (the “Buyer”), NY Credit Funding II, LLC (the “Seller”) and NY Credit Operating Partnership LP (“Guarantor”).
Ladies and Gentlemen:
     Merrill Lynch Mortgage Lending, Inc. hereby confirms the sale by the Seller and the purchase by the Buyer, of the Eligible Asset(s) described on the Purchase Asset schedule attached hereto as Annex 1. This Purchase Confirmation is subject to the following terms and conditions:
ASSET CLASS

[Real
	[Commercial				Estate
	Mortgage	[Junior	[Mezzanine	[CMBS	CDO	[Bank
	Loans]	Interests]	Loans]	Security]	Security]	Loan]	Total
[Commercial and Multifamily Assets:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Asset Value
Purchase Price Percentage of Asset Value
Purchase Price
[Retail Property:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Asset Value
Purchase Price Percentage of Asset Value
Purchase Price

ASSET CLASS

[Real
Estate
	[First Mortgage	[Junior	[Mezzanine	[CMBS	CDO	[Bank
	Loans]	Interests]	Loans]	Security]	Security]	Loan]	Total
[Office Building:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Asset Value
Purchase Price Percentage of Asset Value
Purchase Price
[Hotel or Motel:]
Number of Purchased Assets
Original Unpaid Principal Balance
Current Unpaid Principal Balance
Asset Value
Purchase Price Percentage of Asset Value
Purchase Price

Total Assets:

Total Asset Value:

Total Purchase Price:

Purchase Date:	, 200[]

     With respect to the representations and warranties of the Seller made pursuant to Section 13 of the Agreement and Schedule 1 thereto, the Buyer hereby acknowledges and consents to the exceptions to such representations and warranties, if any, set forth on Annex 2 hereto.
     All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Agreement. The Agreement is incorporated by reference into this Purchase Confirmation, and is made a part hereof as if it were fully set forth herein and as evidenced hereby until all amounts due in connection with this Transaction are paid in full.

MERRILL LYNCH MORTGAGE LENDING, INC.

By:

Name:
Title:

NY CREDIT FUNDING II, LLC

By:

Name:
Title:

EXHIBIT C
FORM OF CLOSING DATA TAPE
1.   Loan Number
2.   Project_Name
3.   Master Category
4.   Legal Entity
5.   SBU
6.   Deal
7.   Loan_Number
8.   Seller
9.   Property_Address
10. City
11. State
12. Zip_Code
13. Property_Type
14. Year_Built
15. #of Properties
16. Year Renovated
17. Occupancy
18. Date_Occupancy
19. Units/Pads/Rooms
20. NRSF
21. Appraisal Value
22. Appraisal Date
23. Cross Collateralized
24. Cross_Defaulted
25. Original_Balance
26. Current_Balance (at cut-off)
27. Current_Participated_Balance (at cut-off)
28. Position in Capital Structure
29. First Mortgage Balance Collateral
30. Subordinate Balance Collateral
31. Closed
32. Funding_Date
33. First_Pay_Date
34. Rate
35. Spread Index
36. Monthly Debt Service
37. Loan_Type
38. Interest_Rate_Cap
39. Additional Financing Indicator
40. Remaining I/O Terms (months)
41. Note Rate At Cut-off
42. Interest Accrual Method Code

43. Prepayment Terms Description
44. First Rate Adjustment Date
45. First Payment Adjustment Date
46. Lifetime Rate Floor
47. Periodic Rate Increase Limit
48. Periodic Rate Decrease Limit
49. Payment Frequency
50. Negative Amortization Allowed (Y/N)
51. Maturity Date At Cut-off
52. Last Extended Maturity Date
53. Exit Fee
54. Ownership_Interest
55. Ground Lease (Y/S/N)
56. Cross-Collateralized Loan Grouping
57. Lien_Position
58. Loan Structure Code
59. Senior Debt Amount at Cut-off
60. Senior Debt Type Code
61. Senior Debt Fully Extended Maturity Date
62. Senior Debt Periodic P&I Payment at Cut-off
63. Senior Debt Fixed or Floating
64. Senior Debt Margin (if floating)
65. Senior Debt Rate (if fixed)
66. Subordinate Debt
67. Junior Debt Amount at Cut-off
68. Junior Debt Type Code
69. Junior Debt Fully Extended Maturity Date
70. Junior Debt Periodic P&I Payment at Cut-off
71. Junior Debt Fixed or Floating
72. Junior Debt Margin (if floating)
73. Junior Debt Rate (if fixed)
74. Loan_Purpose SPE
75. Lockbox
76. Escrows
77. Actual_NOI
78. Actual NOT Period (eg t-12 ended 4-30-04 etc)
79. UW_NOI
80. UW date based on
81. UW_Resv
82. UW_NCF
83. UW_NDSC
84. Lockout Expiration Date
85. OriginalTerm
86. AmortTerm
87. Rem_Term
88. Rem_AmTerm

89. CLTV (Combined LTV all debt)
90. BLTV (Senior debt LTV)
91. McCracken_Rate
92. McCracken_PI
93. Servicing_Fee
94. Credit Score
95. Remaining Funding Obligations
96. Remaining Funding Obligations-Amount
97. Recourse Loan
98. Recourse to:
99. Recourse Provider Net Worth
100.           Sponsor (Current)
101.           Sponsor Net Worth
102.           Loan Revised//Amended YorN
103.           Property or loan transferred YorN
104.           Transfer Date(if applicable)

EXHIBIT D
OFFICER’S COMPLIANCE CERTIFICATE
     I,                     , do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of NY Credit Funding II, LLC (“Seller”). This Certificate is delivered to you in connection with Section 17b of the Master Repurchase Agreement dated as of June 22, 2007, among Seller, NY Credit Operating Partnership LP (“Guarantor”) and Merrill Lynch Mortgage Lending, Inc. (as amended from time to time, the “Agreement”), as the same may have been amended from time to time. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:
Financial Covenants of Guarantor. Guarantor has maintained (i) a Consolidated Net Worth plus Unfunded Capital Commitments greater than or equal to the Minimum Net Worth Amount, (ii) Consolidated Leverage Ratio of no less than 4.00:1.00, (iii) a Liquid Net Worth greater than or equal to the Minimum Liquid Net Worth Amount and (iv) a ratio of net cash flow to interest on all of its Consolidated Total Indebtedness of at least 1.25:1.00.
Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Seller and Guarantor, and do not omit any material fact as of the date(s) thereof.
Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.
Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.
Regulatory Action. Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.

No Default. No Default or Event of Default has occurred or is continuing. If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.

IN WITNESS WHEREOF, I have set my hand this            day of                ,                .

By:

Name:

Title:

Acknowledged and Agreed,
NY Credit Operating Partnership LP, as Guarantor

By:
Name:

Title:	]

EXHIBIT E
Certificate of an Officer of the Seller [or [Guarantor]]
               The undersigned,                      of [SELLER] [Guarantor], a [STATE] [corporation] (the “[Seller] [[Guarantor]]”), hereby certifies as follows:
          1. Attached hereto as Exhibit A is a copy of the Certificate of Incorporation of the [Seller] [[Guarantor]], as certified by the Secretary of State of the State of [STATE].
          2. Neither any amendment to the Certificate of Incorporation of the [Seller] [[Guarantor]] nor any other charter document with respect to the [Seller] [[Guarantor]] has been filed, recorded or executed since                      ___, 200___, and no authorization for the filing, recording or execution of any such amendment or other charter document is outstanding.
          3. Attached hereto as Exhibit B is a true, correct and complete copy of the By-laws of the [Seller] [[Guarantor]] as in effect as of the date hereof and at all times since                     , 200___.
          4. Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the Board of Directors of the [Seller] [[Guarantor]] by unanimous written consent on                      ___, 200___(the “Resolutions”). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the Board of Directors of the [Seller] [[Guarantor]] or by any committee of or designated by such Board of Directors relating to the execution and delivery of, and performance of the transactions contemplated by the Master Repurchase Agreement dated as of June 22, 2007 (the “Repurchase Agreement”), between the Seller, the Guarantor and Merrill Lynch Mortgage Lending, Inc. (the “Buyer”) and the Custodial Agreement dated as of June 22, 2007, among the Seller, the Buyer and LaSalle Bank National Association, as custodian (the “Custodian”).
          5. The Repurchase Agreement, the Custodial Agreement and Guaranty are substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.
          6. The undersigned, as a officers of the [Seller] [[Guarantor]] or as attorney-in-fact, are authorized to and have signed manually the Repurchase Agreement, the Custodial Agreement, Guaranty or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of the [Seller] [[Guarantor]], and the signature of each such person appearing on any such document is the genuine signature of each such person.

Name	Title	Signature

     IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the       day of                     , 200_.

[Seller] [[Guarantor]], as [Seller] [[Guarantor]]

By:

Name:
Title:

Exhibit C to Officer’s Certificate of the Seller or [Guarantor]
CORPORATE RESOLUTIONS OF SELLER [OR GUARANTOR]
Action of the Board of Directors
Without a Meeting Pursuant to
Section            of
The undersigned, being the directors of [                    ], a [corporation] (the “Seller”), do hereby consent to the taking of the following action without a meeting and do hereby adopt the following resolutions by written consent pursuant to Section                      of                      of the State of                     :
          WHEREAS, it is in the best interests of the Seller to transfer from time to time to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller pursuant to the terms of the Repurchase Agreement (as defined below).
          NOW, THEREFORE, be it
          RESOLVED, that the execution, delivery and performance by the Seller of the Master Repurchase Agreement (the “Repurchase Agreement”) to be entered into by the Seller and Merrill Lynch Mortgage Lending, Inc., as Buyer, substantially in the form of the draft dated June 22, 2007, attached hereto as Exhibit A, are hereby authorized and approved and that the [President] or any [Vice President] (collectively, the “Authorized Officers”) of the Seller be and each of them hereby is authorized and directed to execute and deliver the Repurchase Agreement to the Buyer with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval;
          RESOLVED, that the execution, delivery and performance by the Seller of the Custodial Agreement (the “Custodial Agreement”) to be entered into by the Seller, the Buyer and LaSalle Bank National Association, as custodian (the “Custodian”) substantially in the form of the draft dated June 22, 2007, attached hereto as Exhibit B, are hereby authorized and approved and that the Authorized Officers of the Seller be and each of them hereby is authorized and directed to execute and deliver the Custodial Agreement to the Buyer and Custodian with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval;

          RESOLVED, that the Authorized Officers hereby are, and each hereby is, authorized to execute and deliver all such aforementioned agreements on behalf of the Seller and to do or cause to be done, in the name and on behalf of the Seller, any and all such acts and things, and to execute, deliver and file in the name and on behalf of the Seller, any and all such agreements, applications, certificates, instructions, receipts and other documents and instruments, as such Authorized Officer may deem necessary, advisable or appropriate in order to carry out the purposes of the foregoing resolutions.
          RESOLVED, that the proper officers, agents and counsel of the Seller are, and each of such officers, agents and counsel is, hereby authorized for and in the name and on behalf of the Seller to take all such further actions and to execute and deliver all such other agreements, instruments and documents, and to make all governmental filings, in the name and on behalf of the Seller and such officers are authorized to pay such fees, taxes and expenses, as advisable in order to fully carry out the intent and accomplish the purposes of the resolutions heretofore adopted hereby.
Dated as of:                      ___, 200_

EXHIBIT F
FORM OF SERVICER NOTICE
[Date]
[                    ], as Servicer
[ADDRESS]
Attention:

Re:	Master Repurchase Agreement, dated as of June 22, 2007 (the “Repurchase Agreement”), by and between NY CREDIT FUNDING II, LLC (the “Seller”), NY Credit Operating Partnership LP (“Guarantor”) and Merrill Lynch Mortgage Lending, Inc. (the “Buyer”).
Ladies and Gentlemen:
[                    ] (the “Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller. Pursuant to the Repurchase Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Buyer.
Upon the receipt of written notice from Buyer that a default or an event of default has occurred and is continuing under the Repurchase Agreement (a “Notice of Event of Default”) in which Buyer shall identify the mortgage loans which are then pledged to Buyer under the Repurchase Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer.
Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

F-1

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses: Merrill Lynch Mortgage Lending, Inc., c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center New York, New York 10080, Attention: Malay Bansal (Facsimile (646) 736-7285), with copies to Kyle Gilroy (Facsimile (212) 449-7684) and Stephen Hoffman (Facsimile (646) 651-4488). (646) 651-4488
Very truly yours,
NY CREDIT FUNDING II, LLC

By:

Name:
Title:

ACKNOWLEDGED:

[ ],
as Servicer

By:

Title:
Telephone:
Facsimile:

F-2

EXHIBIT G
FORM OF ASSET FILE
With respect to each Purchased Asset which is a Whole Loan:
          (1) The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Purchased Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”); or, in the event Seller purchased the applicable Whole Loan and the seller (or a predecessor-in-interest to such seller) of such Whole Loan lost any of the Mortgage Notes evidencing the applicable Whole Loan, a lost note affidavit, with a copy of the applicable Mortgage Note attached thereto, if the original Mortgage Note shall have been lost.
          (2) The original of any guarantee, loan agreement or indemnity executed in connection with the Mortgage Note (if any).
          (3) The original Mortgage, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or a copy of the original Mortgage together with an officer’s certificate of Seller certifying that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
          (4) The originals of all assumption, modification, consolidation or extension agreements, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or copies of such agreements together with an officer’s certificate of Seller certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
          (5) The original Assignment of Mortgage to Buyer or its designee, or in blank, as Buyer requires, for each Purchased Asset evidenced by a Mortgage Note secured by a Mortgage, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that such Purchased Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that such Purchased Asset was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).
          (6) The originals of all intervening assignments of mortgage, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or copies of such assignments together with an officer’s certificate of Seller certifying that such assignments represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
          (7) The original attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not yet been issued, the irrevocable marked commitment to issue the same, or a final pro-forma title policy issued by the applicable title company.
          (8) the original of any cash management agreement, security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Asset, if any.
          (9) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Asset.
          (10) The original assignment of leases and rents in blank, if any, or a certified copy of such assignment of leases and rents from the applicable recorder’s office, in each case, with evidence of recording thereon, or a copy thereof together with an officer’s certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
          (11) The originals of all intervening assignments of assignment of leases and rents, if any, or copies of the intervening assignments, in each case, with evidence of recording thereon.
          (12) A copy of the UCC-1 financing statements and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.
          (13) An environmental indemnity agreement (if any).
          (14) An omnibus assignment in blank (if any).
          (15) A disbursement letter from the Mortgagor to the original mortgagee (if any).

          (16) A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy.
          (17) A copy of the Mortgagor’s enforceability/due authority opinion (and any other opinions relating to the applicable Purchased Asset) of counsel (if any).
          (18) An assignment of permits, contracts and agreements (if any).
          (19) All original letters of credit and originals or certified copies of any interest rate cap or swap agreements relating to such Purchased Asset.
          (20) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty’s written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and, subject to the express terms of any participation agreement or intercreditor agreement, to make all payments thereunder to Buyer as assignee.
          (21) In respect of any Purchased Asset which is secured by a Hotel or Motel, any franchise or reservation system agreement and any franchise “comfort letter.”
          (22) In respect of any Purchased Asset as to which the Mortgaged Property or underlying real property, as applicable, consists of a leasehold interest, the ground lease, memorandum or ground lease and ground lease consent and/or estoppel.
          (23) The related Irrevocable Instruction Letter.
          (24) Such other documents, agreements or instruments as shall be reasonably requested by Buyer.
With respect to each Purchased Asset which is a Mezzanine Loan:
          (1) The original Mezzanine Note signed in connection with the Purchased Asset bearing all intervening endorsements, endorsed “Pay to the order of without recourse” and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mezzanine Note was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”); or a lost note affidavit, with a copy of the applicable Mezzanine Note attached thereto, if the original Mezzanine Note shall have been lost.

          (2) The original of the loan agreement and the guarantee, if any, executed in connection with such Purchased Asset.
          (3) The original intercreditor or loan coordination agreement, if any, executed in connection with such Purchased Asset.
          (4) The original mezzanine pledge agreement or security agreement, pursuant to which the pledged ownership interests have been transferred to, or otherwise made subject to a first priority security interest in favor of Seller, executed in connection with the Purchased Asset.
          (5) Copies of all documents relating to the formation and organization of the borrower with respect to such Purchased Asset, together with all consents and resolutions delivered in connection with such borrower’s obtaining the Purchased Asset.
          (6) Copies of all other documents and instruments, if any, evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Asset, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Asset, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property to the extent Seller actually has copies of such documents in its possession.
          (7) An original executed assignment of Purchased Asset sufficient to transfer to Buyer all of Seller’s rights, title and interest in and to the Purchased Asset.
          (8) A copy of the borrower’s enforceability/due authority opinion (and any other opinions relating to the applicable Purchased Asset) of counsel (if any).
          (9) A copy of the UCC-1 financing statements and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.
          (10) The original certificates representing the related Pledged Equity (if any).
          (11) Original stock powers relating to each Pledged Equity, executed in blank, if an original stock certificate is provided.
          (12) Copy of the Assignment of any management agreements, agreements among equity interest holders or other material contracts.

          (13) If no original stock certificate or other instrument is provided, evidence satisfactory to Buyer that the Pledged Equity has been transferred to, or otherwise made subject to a first priority security interest in favor of, Seller.
          (14) To the extent in Seller’s possession, copies of all material loan documents and related closing documents pertaining to the closing of the senior indebtedness incurred or owed by the owner of the real property with respect to which the borrower of the Mezzanine Loan has pledged its ownership interests, whether directly or indirectly through intermediate entities, including without limitation the organizational documents of such owner. Notwithstanding the foregoing, Seller shall deliver to Buyer a copy of the (i) senior loan agreement (if any), (ii) senior promissory note, (iii) senior mortgage, (iv) senior cash management agreement (if any); and (v) senior assignment of leases and rents.
          (15) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the borrower under the Purchased Asset or its affiliates with respect to the Purchased Asset, with the counterparty’s written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and to make all payments thereunder to Buyer as assignee.
          (16) The original environmental indemnity agreement, if any, executed in connection with the Purchased Asset.
          (17) The original omnibus assignment in blank, if any, for each Purchased Asset in from and substance reasonably acceptable to Buyer and sufficient to transfer to Buyer all of Seller’s rights, title and interest in and to the Purchased Asset, signed in the name of Seller.
          (18) The related Irrevocable Instruction Letter.
          (19) Such other documents, agreements or instruments as shall be reasonably requested by Buyer.
With respect to each Purchased Asset constituting a Junior Interest (including a junior or “B” loan)
          (1) original counterparts, if available, and otherwise certified copies of all of the following documents:
          (2) Either, (i) the underlying Mortgage Note evidencing the Junior Interest bearing all intervening endorsements, endorsed “Pay to the order of                      without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”); or (ii) the applicable participation certificate evidencing Seller’s Junior Interest together with an assignment of such participation certificate to Buyer. If the Junior Interest is not evidenced by an original junior Mortgage Note, as contemplated by subclause (i) above, Seller shall then deliver a copy of the executed Mortgage Note and all endorsements shall be provided, which will show the current holder thereof.
          (3) Any guarantee executed in connection with the Mortgage Note (if any).
          (4) A copy of the underlying Mortgage, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or an officer’s certificate of Seller certifying that such copy of the underlying Mortgage represents a true and correct copy of the original.
          (5) Copies of all assumption, modification, consolidation or extension agreements, if any, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or an officer’s certificate of Seller certifying that such represent true and correct copies of the originals and that such originals.
          (6) Copies of all intervening assignments of mortgage, if any, or a certified copy thereof from the applicable recorder’s office, in each case with evidence of recording thereon, or an officer’s certificate of Seller certifying that such represent true and correct copies of the originals.
          (7) The attorney’s opinion of title and abstract of title or the mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same or a final pro-forma title policy issued by the applicable title company.
          (8) Any security agreement, chattel mortgage or equivalent document executed in connection with such Purchased Asset.
          (9) A copy of the assignment of leases and rents, if any, with evidence of recording thereon, or any officer’s certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the underlying Mortgaged Property is located.
          (10) Copies of all intervening assignments of assignment of leases and rents, if any, with evidence of recording thereon.
          (11) A copy of the UCC-l financing statements and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof.

          (12) An environmental indemnity agreement (if any).
          (13) An omnibus assignment in blank (if any) with respect to all of Seller’s right, title and interest in and to the Junior Interest.
          (14) A disbursement letter from the Mortgagor to the original mortgagee (if any).
          (15) A survey of the underlying Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy.
          (16) A copy of the Mortgagor’s enforceability/due authority opinion (and any other opinions relating the applicable Purchased Asset) of counsel (if any).
          (17) An assignment of permits, contracts and agreements (if any).
          (18) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty’s written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and, if permitted pursuant to the express terms of any participation agreement, co-lender agreement or intercreditor agreement, to make all payments due Seller thereunder to Buyer as assignee.
          (19) the original of any participation agreement, co-lender agreement or intercreditor agreement and/or servicing agreement executed in connection with the Purchased Asset, together with all intervening assignments.
          (20) The related Irrevocable Instruction Letter.
          (21) Such other documents, agreements or instruments as shall be reasonably requested by Buyer.
With respect to each Purchased Asset constituting a Bank Loan:
          (1) the related Bank Loan Governing Agreements;
          (2) the related Irrevocable Instruction Letter;
          (3) the related original note (to the extent Notes have been issued under the related Bank Loan Governing Agreement), endorsed in blank by original signature of the Borrower, and an original assignment of such Bank Loan from Seller to Buyer, as required under the related Bank Loan Governing Agreement; and

          (4) any additional documents identified in the related Transaction Request.
          From time to time, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to the Custodian promptly when they are received. The Asset Files shall be maintained in accordance with the Custodial Agreement. Any Asset Files not required to be delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Asset File. The temporary possession of any documents required to be included in the Asset File by Seller under any provision hereof is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller and the applicable Servicer shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer.

EXHIBIT H
FORM OF DISTRIBUTION WORKSHEET
1.   Trading Account
2.   Security Number
3.   Loan #
4.   Asset Name
5.   Asset Type
6.   Start Date
7.   End Date
8.   Days of Interest Applied
9.   Pricing Rate
10. All-in Rate
11. Current Advanced Amount
12. Total Interest Due
13. Total Interest Received w/ Loan Payment

H-1

EXHIBIT I
FORM OF SERVICING REPORT

NY
Credit
	Property/	Next		Rounding		Gross	Beginning			Service	MLS			NY Credit	Non Cash	Ending	Days
MLS	Borrower	Due	LIBOR	LIBOR		Interest	Principal	Principal	Gross	Fee	Service	Net	Buyer	Total	Principal	Principal	in
Loan #	Name	Date	Rate	Rate	Spread	Rate	Balance	Payment	Interest	Rate	Fee	Interest	Remittance	Remittance	Adj	Balance	Accrual

Buyer Portion

Bank Interest due NY Credit

NY Credit Totals

I-1

EXHIBIT J
FORM OF IRREVOCABLE INSTRUCTION LETTER
NY CREDIT FUNDING II, LLC
[                    ]
[     ], 2007
To: The Addressees on Schedule A hereto
     Re: Irrevocable Notice of Redirection of Payments of [Asset]
To Whom It May Concern:
Please be advised that NY CREDIT FUNDING II, LLC (“NY Credit”) currently owns a $[                    ] interest in the [Asset]. Such interest is pledged pursuant to a repurchase agreement to Merrill Lynch Mortgage Lending, Inc. (“Merrill”), which is therefore a “Loan Pledgee” (or the equivalent term) pursuant to the related intercreditor, participation or credit agreement.
NY Credit has entered into a new loan repurchase facility with Merrill. As such, from and after the date hereof, you are hereby authorized and directed to remit all payments for the portion of NY Credit’s entire interest in the above-referenced asset stated in this notice pursuant to the following wire instructions:
[Wire instructions]
Notwithstanding anything herein to the contrary, this instruction letter shall only apply to the above-referenced portion of the loan interest held by NY Credit, and not to any other portion of the above-referenced loan interest held by affiliates of NY Credit.
This instruction letter is irrevocable absent the prior written consent of Merrill.
[SIGNATURE ON FOLLOWING PAGE]

J-1

Very truly yours,

NY CREDIT FUNDING II, LLC

By:

Name:
Title:

J-2

EXHIBIT K
APPROVED SPECIAL SERVICERS

K-1